As filed with the Securities and Exchange Commission on April 7, 2005

Registration Statement No. 333-123213

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

Registration Statement Under the Securities Act of 1933

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	44-0324630
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

No. 1 Leggett Road

Carthage, Missouri 64836

(417)358-8131

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Ernest C. Jett

Senior Vice President, General Counsel and Secretary

Leggett & Platt, Incorporated

No. 1 Leggett Road

Carthage, Missouri 64836

(417) 358-8131

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Randall Wang, Esq. William L. Cole, Esq. Bryan Cave LLP One Metropolitan Square, Suite 3600 St. Louis, Missouri 63102 314-259-2000 Fax 314-259-2020	John W. White Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 212-474-1732 Fax 212-474-3700

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE:

This Registration Statement includes a base prospectus and a prospectus supplement. The prospectus supplement supplements the base prospectus and relates to a potential offering or offerings from time to time, of the Registrant’s medium-term notes. If used in connection with any such medium-term note offerings, the prospectus supplement will be supplemented by a pricing supplement and the prospectus supplement may be further amended or supplemented. The base prospectus filed herewith will be supplemented by the prospectus supplement included herewith or another prospectus supplement depending on the terms of offering. Any prospectus supplement or pricing supplement will be filed pursuant to Rule 424 under the Securities Act of 1933 as required.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 7, 2005

PROSPECTUS SUPPLEMENT

(To Prospectus                     , 2005)

$500,000,000

Medium-Term Notes

Leggett & Platt, Incorporated may offer from time to time up to $500,000,000 of our medium-term notes. We will include the specific terms of any notes offered in a pricing supplement to this prospectus supplement. Unless the pricing supplement provides otherwise, the notes offered will have the following general terms:

•	The notes will mature nine months or more from the date of issue.

•	The notes will bear interest at either a fixed or floating rate. Floating rate interest will be based on any one of the following:

•	CD rate

•	commercial paper rate

•	Eleventh District cost of funds rate

•	EURIBOR

•	federal funds rate

•	LIBOR

•	prime rate

•	treasury rate

•	CMT rate

•	Any other rate specified in the applicable pricing supplement.

•	We will pay interest on fixed rate notes on April 1 or October 1 and at maturity.

•	We will pay interest on floating rate notes on the dates specified herein or in the applicable pricing supplement.

•	The notes will be held in global form by The Depository Trust Company.

•	The notes will not be subject to redemption and repurchase.

•	The notes will be in minimum denominations of $1,000 and in integral multiples of $1,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, any pricing supplement hereto or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public (1)		Distributor’s Commissions or Discounts (2)	Proceeds to Company (2)(3)
Per Note		100%	%– %	%– %
Total	U.S. $	500,000,000	$ –$	$ –$

(1)	We will issue the notes at 100% of their principal amount, unless we specify otherwise in the applicable pricing supplement.
(2)	See “Supplemental plan of distribution.”
(3)	Assuming we issue the notes at 100% of their principal amount and before deducting expenses.

We are offering the notes on a continuing basis through our agents Barclays Capital Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC or such agents as we may name in an applicable pricing supplement. Each agent has agreed to use reasonable efforts to solicit offers to purchase the notes. We may also sell notes at or above par to any agent, acting as principal. We may also offer the notes directly to purchasers. The notes will not be listed on any securities exchange. The notes offered by this prospectus supplement might not be sold. There might not be a secondary market for the notes.

Barclays Capital Inc.

Goldman, Sachs & Co.

JPMorgan

Wachovia Securities

The date of this prospectus supplement is                     , 2005

Prospectus Supplement

You should rely only on the information incorporated by reference or contained in this prospectus supplement, the attached prospectus and the applicable pricing supplement. We have not authorized anyone to provide you with different information. We are only offering these securities in states where the offer is permitted. You should assume that the information in this prospectus supplement, the attached prospectus or the applicable pricing supplement is accurate only as of the date on the front of the applicable document.

ABOUT THIS PROSPECTUS SUPPLEMENT; PRICING SUPPLEMENTS

We may use this prospectus supplement, together with the attached prospectus and a pricing supplement, to offer our medium-term notes, at various times. The total initial public offering price of notes which may be offered under this prospectus supplement is $500,000,000 or the equivalent amount in foreign or composite currencies.

This prospectus supplement sets forth certain terms of the notes that we may offer. It supplements the description of the debt securities contained in the attached prospectus.

Each time we issue notes we will deliver a pricing supplement to this prospectus supplement. The pricing supplement will describe the notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the attached prospectus. Any information in the applicable pricing supplement, including any changes in the method of calculating interest on any note, that is inconsistent with this prospectus supplement will apply and will supersede that information in this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the attached prospectus and the applicable pricing supplement in making your investment decision. You should also read and consider the information in the documents referred to in “Where you can find more information” on page 2 of the attached prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

	Twelve Months Ended December 31,
	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	8.0	6.2	7.6	5.2	6.4

Earnings consist principally of income from continuing operations before income taxes, plus fixed charges. Fixed charges include interest expense, capitalized interest and implied interest included in operating leases. We have not paid a preference security dividend for any of the periods presented, and accordingly have not separately shown the ratio of combined fixed charges and preference dividends to earnings for these periods.

DESCRIPTION OF THE NOTES

General

The following summary of certain terms of the notes is not complete. You should refer to our senior indenture with JPMorgan Chase Bank, N.A., as trustee, under which the notes will be issued and the related forms of notes. A copy of the indenture is filed as an exhibit and copies of the forms of notes are filed as exhibits to our registration statement or our other reports filed with the Securities and Exchange Commission (File No. 333-123213) covering the notes. Some of the terms used in this prospectus supplement are defined beginning on page S-16. A number of terms used but not defined in this prospectus supplement have the same meanings as in the indenture.

The notes will constitute one series of debt securities issued under the indenture. They will rank equally with all of our other senior unsecured and unsubordinated debt. See “Description of debt securities” beginning on page 6 in the attached prospectus for a description of the general terms of the debt securities.

We will offer the notes on a continuing basis. Each note will mature nine months or more from its date of issue, as agreed between us and the initial purchaser.

The notes may bear interest at a fixed rate or a floating rate. Interest on floating rate notes will be determined, and adjusted periodically, using an interest rate basis or quotation, adjusted by any spread or spread multiplier. See “Interest and interest rates” below for a discussion of the interest rates.

Denominations

Unless the applicable pricing supplement specifies otherwise, the notes will be denominated in U.S. dollars and payments of principal and interest on the notes will be made in U.S. dollars. If denominated in U.S. dollars, the notes will be issued in denominations of $1,000 and multiples of $1,000 greater than $1,000. The applicable pricing supplement will set forth the authorized denominations of notes not denominated in U.S. dollars. The pricing supplement will also state any exchange rate information and whether the note’s principal, premium, if any, and interest may be payable at the holder’s or our option in a denomination different from that of the note. See “Special provisions relating to foreign currency notes” beginning on page S-19 below for a more detailed discussion.

Registration, transfer and exchange

Each note will be issued in fully registered form without coupons. Each note will be issued either in definitive form or in global form. Unless otherwise provided in an applicable pricing supplement, the notes will be issued in book-entry form only through the facilities of The Depository Trust Company, which we refer to as DTC, and will be registered in the name of the nominee of DTC. Transfers or exchanges of the notes may only be effected through a participating member of DTC. So long as DTC or its nominee is the registered owner of a note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the note for all purposes under the indenture. Except as set forth in the prospectus under “Description of debt securities—Global debt securities” beginning on page 18, no note issued in book-entry form will be issuable in certificated form.

Interest and interest rates

The applicable pricing supplement will designate whether a particular note is a fixed rate note or a floating rate note. In the case of a floating rate note, the applicable pricing supplement will also specify whether the note will bear interest based on the CD rate, the commercial paper rate, the Eleventh District cost of funds rate, EURIBOR, the federal funds rate, LIBOR, the prime rate, the treasury rate, the CMT rate, or on another interest rate quotation or formula set forth in the applicable pricing supplement. In addition, a floating rate note may bear interest at the lowest, highest or average of two or more interest rate quotations.

We will select an interest rate or interest rate quotations for each issue of notes based on market conditions at the time of issuance. In doing so, we will take into account, among other things, expectations concerning the level of interest rates that will prevail during the period the notes will be outstanding, the relative attractiveness of the interest rate or interest rate quotation to prospective investors and our financial needs. Unless otherwise specified in the applicable pricing supplement, JPMorgan Chase Bank, N.A. will act as calculation agent with respect to any floating rate notes.

We may change the interest rates, or interest rate quotations at various times. No such change will affect any note already issued or for which we have accepted an offer to purchase.

The rate of interest on floating rate notes will reset monthly, quarterly, semi-annually or annually. The interest reset dates will be specified in the applicable pricing supplement and on the face of each note. The pricing supplement will also specify any spread, spread multiplier, maximum interest rate or minimum interest rate that applies for a floating rate note. The pricing supplement relating to an offering of notes may also specify, where applicable, the calculation dates, index maturity, initial interest rate, interest determination dates, interest payment dates, interest reset dates and regular record dates for each note. See “—Definitions” beginning on page S-16 for definitions of those terms. The interest rate on the notes will not be higher than the maximum rate permitted by applicable law.

Each interest bearing note will accrue interest from and including the date of issue or the most recent interest payment date for which interest has been paid or provided. The notes will bear interest until the principal is paid or made available for payment. We will make any interest payments in the amount of interest accrued in the manner described up to but excluding the applicable interest payment date.

We will pay any interest at each interest payment date and at maturity. We will pay interest to the person in whose name a note is registered at the close of business on the regular record date preceding the interest payment date. However, we will pay interest at maturity to the person to whom principal is payable. For book-entry notes, this person will be the depositary for both kinds of payments. Interest on a note will be payable on the first interest payment date following its date of issue. However, if the date of a note’s issue is on or after the regular record date for that interest payment date, interest will be payable beginning on the second interest payment date following the note’s issue. See “Description of debt securities—Payment” in the prospectus on page 9 for a discussion of the procedures for payment of principal, premium (if any) and interest.

Fixed rate notes

The applicable pricing supplement relating to a fixed rate note will designate a fixed annual interest rate payable on the fixed rate note. Unless the applicable pricing supplement indicates otherwise, the interest payment dates for the fixed rate notes will be April 1 and October 1 of each year and at maturity. The regular record dates for the fixed rate notes will be the fifteenth day (whether or not a business day) next preceding the interest payment dates. If the interest payment date is not a business day, the interest payments will be made on the next business day, but interest on those payments will not accrue during the period from and after the scheduled interest payment date. Unless the applicable pricing supplement indicates otherwise, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

Floating rate notes

Upon the request of a registered holder of a floating rate note, the calculation agent will provide the interest rate then in effect. The calculation agent will also provide any new interest rate that will become effective as a result of a determination the calculation agent has made on the most recent interest determination date with respect to that floating rate note.

The calculation agent will calculate accrued interest on a floating rate note by multiplying the principal amount of the note by an accrued interest factor. The calculation agent will compute the accrued interest factor by adding the interest factors calculated for each day in the accrual period. Unless the applicable pricing supplement specifies otherwise, the calculation agent will compute the interest factor for each day by dividing the interest rate for that day by (a) the actual number of days in the year, in the case of CMT rate notes or treasury rate notes or (b) 360, in the case of all other floating rate notes.

The interest rate on a floating rate note in effect on any day will be:

(a) if the day is an interest reset date, the interest rate for the interest determination date for that interest reset date, or

(b) if the day is not an interest reset date, the interest rate for the interest determination date for the preceding interest reset date.

However, the interest rate on a floating rate note from its issue date up to but not including the first interest reset date for the note will be the initial interest rate set forth in the applicable pricing supplement. The interest rate is subject to adjustment by any spread or a spread multiplier and to any maximum interest rate or minimum interest rate limitation. However, the interest rate for the ten calendar days prior to the date of maturity will be the one in effect on the tenth calendar day before maturity.

All percentages resulting from any calculation of floating rate notes will be rounded to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545%, or .09876545, being rounded to 9.87655%, or .0987655, and 9.876544%, or .09876544, being rounded to 9.87654%, or .0987654), and all dollar amounts used in or resulting from this calculation will be rounded to the nearest cent, or, in the case of foreign currency notes, the smallest whole unit of the specified currency (with one-half cent or unit being rounded upwards).

CD rate notes

A CD rate note will bear interest at the interest rate, calculated with reference to the CD rate and any spread or spread multiplier, specified in the CD rate note and in the applicable pricing supplement.

Unless the applicable pricing supplement indicates otherwise, the “CD rate” for any CD rate interest determination date is the rate on that date for negotiable certificates of deposit having the index maturity specified in the pricing supplement, as published in H.15(519) prior to 3:00 P.M., New York City time under the heading “CDs (Secondary Market),” on the calculation date relating to that CD rate interest determination date.

The following procedures will be followed if the CD rate cannot be determined as described above:

•	If the above rate is not published by 3:00 P.M., New York City time, on the calculation date, the CD rate will be the rate on that CD rate interest determination date for negotiable certificates of deposit of the index maturity specified in the pricing supplement as published in H.15 Daily Update or another recognized electronic source for the purpose of displaying such rate under the caption “CDs (Secondary Market).”

•	If that rate is not published in H.15(519), H.15 Daily Update, or another recognized electronic source by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the CD rate to be the arithmetic mean of certain secondary market offered rates as of 10:00 A.M., New York City time, on that CD rate interest determination date. The offered rates will be ones quoted by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City. The dealers will provide quoted rates for negotiable certificates of deposit in an amount that is representative for a single transaction in the market at that time of major U.S. money market banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the index maturity designated in the applicable pricing supplement. The calculation agent (after consultation with us) will select the three dealers referred to above.

•	If fewer than three dealers are quoting as mentioned above, the CD rate will remain the CD rate then in effect on the immediately preceding CD rate interest determination date, or if no such rate is in effect, the interest rate on the note will be the initial interest rate.

Commercial paper rate notes

Commercial paper rate notes will bear interest at the interest rates, calculated with reference to the commercial paper rate and any spread or spread multiplier, specified on the face of the commercial paper rate note and in the applicable pricing supplement.

Unless the applicable pricing supplement indicates otherwise, the “commercial paper rate” for any commercial paper interest determination date is the money market yield of the rate on that date for commercial paper having the index maturity specified in the pricing supplement as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date relating to that commercial paper interest determination date under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the commercial paper rate cannot be determined as described above:

•	If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that commercial paper rate interest determination date for commercial paper having the index maturity designated in the pricing supplement, as published in H.15 Daily Update under the heading “Commercial Paper—Nonfinancial.”

•	If that rate is not published in H.15(519), H.15 Daily Update, or another recognized electronic source by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine (after consultation with us) the commercial paper rate to be the money market yield of the arithmetic mean of certain offered rates of three leading dealers of commercial paper in New York City as of 11:00 A.M., New York City time, on that commercial paper rate interest determination date. These offered rates will be for commercial paper having the index maturity specified in the pricing supplement for an industrial issuer whose bond rating is “Aa”, or the equivalent, from a nationally recognized rating agency. We will select the three dealers referred to above, which may include the agents or their affiliates.

•	If fewer than three dealers selected by us are quoting as mentioned above, the commercial paper rate will remain the commercial paper rate then in effect on the immediately preceding commercial paper rate interest determination date, or if no such rate is in effect, the interest rate on the note will be the initial interest rate.

Eleventh District cost of funds rate notes

An Eleventh District cost of funds rate note will bear interest at the interest rate, calculated with reference to the Eleventh District cost of funds rate and any spread or spread multiplier, as specified in the Eleventh District cost of funds rate note and in the applicable pricing supplement.

Unless the applicable pricing supplement provides otherwise, the “Eleventh District cost of funds rate” for any interest determination date is the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the interest determination date occurs as displayed on the Telerate Page 7058 by 11:00 A.M., San Francisco time, on the calculation date for that interest determination date under the caption “Eleventh District.”

The following procedures will be used if the Eleventh District cost of funds rate cannot be determined as described above:

•	If the rate is not displayed on the relevant page by 11:00 A.M., San Francisco time, on the calculation date, then the Eleventh District cost of funds rate will be the monthly weighted average cost of funds paid by member institutions, of the Eleventh Federal Home Loan Bank District as announced by the Federal Home Loan Bank of San Francisco for the month preceding the date of announcement.

•	If no announcement was made relating to the month preceding the interest determination date, the Eleventh District cost of funds rate will remain the Eleventh District cost of funds rate then in effect on the immediately preceding interest determination date, or if no such rate is in effect, the interest rate on the note will be the initial interest rate.

EURIBOR notes

A EURIBOR note will bear interest at the interest rate, calculated with reference to EURIBOR and any spread and/or spread multiplier, specified in the EURIBOR note and in the applicable pricing supplement and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless the applicable prospectus supplement provides otherwise, EURIBOR means, for any EURIBOR rate interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Moneyline Telerate, or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as Telerate Page 248, as of 11:00 a.m., Brussels time.

The following procedures will be followed if the rate cannot be determined as described above:

•	If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the EURIBOR rate interest determination date, to prime banks in the Eurozone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

•	If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m., Brussels time, on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

•	If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR will remain EURIBOR then in effect on the immediately preceding EURIBOR rate interest determination date, or, if no such rate is in effect, the interest rate on the note will be the initial interest rate.

Euro-zone means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

Federal funds rate notes

A federal funds rate note will bear interest at the interest rate, calculated with reference to the federal funds rate and any spread or spread multiplier, as specified on the face of the federal funds rate note and in the applicable pricing supplement.

Unless the applicable pricing supplement indicates otherwise, the “federal funds rate” for any federal funds rate interest determination date is the rate on that day for federal funds as published in H.15(519) prior to 3:00 P.M., New York City time under the heading “Federal Funds (Effective)” as displayed on Telerate Page 120 on the calculation date relating to that federal funds rate interest determination date.

The following procedures will be followed if the federal funds rate cannot be determined as described above:

•

If the above rate is not published in H.15(519) or displayed on Telerate Page 120 by 3:00 P.M., New York City time, on the calculation date, the federal funds rate will be the rate on that federal funds rate interest determination date for U.S. dollar federal funds, as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying such rate under the heading “Federal Funds (Effective).”

•	If that rate is not published in H.15(519), H.15 Daily Update, or displayed on Telerate Page 120 or another recognized electronic source used for the purpose of displaying such rate by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds as of 9:00 A.M., New York City time, on that federal funds rate interest determination date. The rates will be ones arranged by three leading brokers of federal funds transactions in New York City. The calculation agent (after consultation with us) will select the three brokers referred to above.

•	If fewer than three brokers selected by the calculation agent are quoting as mentioned above, the federal funds rate will remain the federal funds rate then in effect on the immediately preceding federal funds rate interest determination date, or if no such rate is in effect, the interest rate on the note will be the initial interest rate.

LIBOR notes

A LIBOR note will bear interest at the interest rate, calculated with reference to LIBOR and any spread or spread multiplier, specified on the face of the LIBOR note and in the applicable pricing supplement.

Unless the applicable pricing supplement indicates otherwise, the calculation agent will determine LIBOR as follows:

On the second London business day prior to the LIBOR rate interest determination date:

•	If “LIBOR Reuters” is specified in the applicable pricing supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in U.S. dollars for the period having the index maturity specified in the applicable pricing supplement, commencing on the interest reset date, which appear on the Reuters Screen LIBO page (“LIBOR Reuters”) as of 11:00 A.M., London time, on that LIBOR rate interest determination date, if at least two of those offered rates appear on the designated LIBOR page.

•	If “LIBOR Telerate” is specified in the applicable pricing supplement, LIBOR will be the offered rate for deposits in U.S. dollars having the index maturity specified in the applicable pricing supplement that appears on the Telerate Page 3750 as of 11:00 A.M., London time, on that LIBOR rate interest determination date (“LIBOR Telerate”).

•	If neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, LIBOR will be calculated as if “LIBOR Telerate” had been specified.

On any LIBOR rate interest determination date on which fewer than two of those offered rates appear or no rate appears, as applicable, on the designated LIBOR page, the calculation agent will determine LIBOR as follows:

•

LIBOR will be determined on the basis of the offered rates at which deposits in U.S. dollars for the period having the index maturity specified in the applicable pricing supplement beginning on the applicable interest reset date and in a principal amount of not less than $1,000,000 that is representative for a single transaction in that index currency in that market are quoted at that time by four major banks in the London interbank market (which may include the agents or their affiliates) at approximately 11:00 A.M., London time, on that LIBOR rate interest determination date to prime banks in the London interbank market. The calculation agent (after consultation with us) will select the four banks and request the principal London office of each of those banks to provide the calculation agent a quotation of its rate. If at least two quotations are provided, LIBOR on that LIBOR rate interest determination date will be the arithmetic mean of those quotations.

•	If fewer than two of those quotations are provided as mentioned above, LIBOR on that LIBOR rate interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on that LIBOR rate interest determination date by three major banks in the City of New York (which may include the agents or their affiliates) for loans in U.S. dollars to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount of not less than $1,000,000 that is representative for a single transaction in that market at that time. The calculation agent (after consultation with us) will select the three banks referred to above.

•	If the banks selected by the calculation agent are not quoting as mentioned above, LIBOR will remain LIBOR then in effect on the immediately preceding LIBOR rate interest determination date, or if no such rate is in effect, the interest rate on the note will be the initial interest rate.

Prime rate notes

A prime rate note will bear interest at the interest rate, calculated with reference to the prime rate and any spread or spread multiplier, specified on the face of the prime rate note and in the applicable pricing supplement. Unless the applicable pricing supplement indicates otherwise, the “prime rate” for any prime rate interest determination date is the prime rate on that date, as published in H.15(519) by 3:00 P.M., New York City time, on the calculation date relating to that prime rate interest determination date under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•	If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date, then the prime rate will be the rate on that prime rate interest determination date as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying such rate under the caption “Bank Prime Loan.”

•	If that rate is not published in H.15(519), H.15 Daily Update, or another recognized electronic source by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the interest rates publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page. For each bank, those announced rates will be that bank’s prime rate or base lending rate in effect for that prime rate interest determination date at 11:00 A.M. New York City time.

•	If fewer than four of those rates but more than one such rate appear on the Reuters Screen USPRIME1 Page for that prime rate interest determination date, then the prime rate will be the arithmetic mean of the announced prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by 360) by at least two major money center banks in New York City as of the close of business on that prime rate interest determination date. The calculation agent will select the banks referred to above (after consultation with us), which may include the agents or their affiliates.

•	If fewer than two such rates appear on the Reuters Screen USPRIME1 Page, the calculation agent will determine the prime rate on the basis of the rates furnished in New York City by three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, in each case having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or state authority, selected by the calculation agent (after consultation with us) to provide such rate or rates.

•	If the banks selected are not quoting as mentioned above, the prime rate will remain the prime rate then in effect on the immediately preceding prime rate interest determination date, or if no such rate is in effect, the interest rate on the note will be the initial interest rate.

Treasury rate notes

A treasury rate note will bear interest at the interest rate, calculated with reference to the treasury rate and any spread or spread multiplier, specified on the face of the treasury rate note and in the applicable pricing supplement.

Unless the applicable pricing supplement indicates otherwise, “treasury rate” for any treasury rate interest determination date means the rate from the most recent treasury bill auction having the index maturity specified in the pricing supplement. That rate will be the one that appears under the caption “Investment Rate” on the display on Moneyline Telerate or any successor service on page 56 or page 57 or any other page that may replace these pages on that service.

The following procedures will be followed if the treasury rate cannot be determined as described above:

•	If the above rate is not displayed on the relevant page by 3:00 P.M., New York City time, on the calculation date, the treasury rate will be the bond equivalent yield of the rate for the applicable Treasury bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

•	If the rate described above is not published by 3:00 P.M., New York City time, on the calculation date, the treasury rate will be the auction average rate for that auction as otherwise announced by the United States Department of the Treasury. The auction average rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

•	If the results of the auction of treasury bills having the index maturity specified in the pricing supplement are not published or reported as provided above by 3:00 P.M., New York City time, on the calculation date, or if no auction is held in a particular week, then the treasury rate will be the rate as published in H.15(519) under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the rate referred to above is not published by 3:00 P.M., New York City time, on the calculation date, the treasury rate will be the rate of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•	If the rate described in the previous item is not published by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the treasury rate to be a yield to maturity of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that treasury rate interest determination date. The bid rates will be those of three leading primary U.S. government securities dealers in New York City for the issue of Treasury bills with a remaining maturity closest to the index maturity specified in the pricing supplement. The rates will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis. The calculation agent (after consultation with us) will select the three dealers referred to above, which may include the agents or their affiliates.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the treasury rate will remain the treasury rate then in effect on the immediately preceding treasury rate interest determination date, or if no such rate is in effect, the interest rate on the note will be the initial interest rate.

CMT rate notes

The “CMT Rate” for any interest determination date is the rate displayed on Moneyline Telerate (or any successor service) on the designated CMT Telerate page (or any other page that may replace such page on that service) by 3:00 P.M., New York City time, on the calculation date for that interest determination date under the caption “. . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.,” under the column for the index maturity described in the related pricing supplement for:

(i) if the designated CMT Telerate page is 7051, such interest determination date; or

(ii) if the designated CMT Telerate page is 7052, the week, or the month, in the related pricing supplement, ended immediately preceding the week in which the related interest determination date occurs.

The following procedures will be used if the CMT rate cannot be determined as described above:

•	If the rate is not displayed on the relevant page by 3:00 P.M., New York City time, on the calculation date, then the CMT rate will be the Treasury constant maturity rate for the index maturity, as published in H.15(519).

•	If that rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date, then the CMT rate will be the Treasury constant maturity rate (or other United States Treasury rate) for the index maturity for the interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent reasonably determines to be comparable to the rate formerly displayed on the designated CMT Telerate page and published in H.15(519).

•	If that information is not provided by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market closing offer side prices, as of approximately 3:30 P.M., New York City time, on the interest determination date reported, according to their written records, by three leading primary United States government securities dealers or, “reference dealers,” in the City of New York (which may include the agents or their affiliates). The calculation agent (after consultation with us) will select five reference dealers and will eliminate the highest quotation (or, in the event of equality, one of the highest quotations) and the lowest quotation (or, in the event of equality, one of the lowest quotations), for the most recently issued Treasury notes that are direct noncallable fixed rate obligations of the United States with an original maturity of approximately the index maturity and a remaining term to maturity of not less than the index maturity minus one year.

•	If the calculation agent cannot obtain three Treasury note quotations, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the interest determination date of three reference dealers in New York City (selected using the same method described above) for Treasury notes with an original maturity of the number of years that is the next highest to the index maturity and a remaining term to maturity closest to the index maturity and in an amount of at least $100,000,000.

•	If three or four but not five reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•	If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate will remain the CMT rate then in effect on the immediately preceding CMT rate interest determination date, or if no such rate is in effect, the interest rate on the note will be the initial interest rate.

Indexed notes

We may issue notes as indexed notes, as indicated in the applicable pricing supplement. Holders of indexed notes may receive a principal amount at maturity that is greater than or less than the face amount of the notes depending upon the fluctuation of the relative value, rate or price of the specified index. The applicable pricing supplement will describe specific information relating to the method for determining the principal amount payable at maturity, a historical comparison of the relative value, rate or price of the specified index and the face amount of the indexed note and certain additional U.S. federal tax considerations.

Original issue discount notes

We may issue notes as original issue discount notes, as indicated in the applicable pricing supplement with no interest or below market interest payable prior to the maturity of such notes. An original issue discount note is issued at a price lower than the principal amount of that note. If there is a redemption or acceleration of the maturity of an original issue discount note, the amount payable to the holder of the note will be determined under the terms of the note, but will be less than the amount payable at the maturity of the note. In addition, a note issued at a discount may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity of that note. See “United States Federal income tax consequences—Original issue discount” on page S-22 for a discussion of the income tax provisions.

Zero-coupon notes

We may issue notes in the form of original issue discount notes that do not provide any periodic payments of interest. The specific terms of any zero-coupon notes will be set forth in the applicable pricing supplement.

Renewable notes

We may also issue from time to time variable rate renewable notes that will bear interest at the interest rate (calculated with reference to a base rate and the spread and/or spread multiplier, if any) specified in the renewable notes and in the applicable pricing supplement.

The renewable notes will mature on an initial maturity date that is an interest payment date as specified in the applicable pricing supplement, unless the maturity of all or any portion of the principal amount thereof is extended in accordance with the procedures described below. Each interest payment date in each year will be an election date, and the maturity of the renewable notes will be extended to the interest payment date occurring twelve months after such election date, unless you elect to terminate the automatic extension of the maturity of the renewable notes (or of any portion thereof having a principal amount of $1,000 or any multiple of $1,000 in excess thereof) by delivering a notice to such effect to the paying agent not less than nor more than a number of days to be specified in the applicable pricing supplement prior to such election date. Such option may be exercised with respect to less than the entire principal amount of the renewable notes; provided that the principal amount for which such option is not exercised is at least $1,000 or any larger amount that is an integral multiple of $1,000.

However, we may not extend the maturity of the renewable notes beyond the final maturity date, as specified in the applicable pricing supplement. If you elect to terminate the automatic extension of the maturity of any portion of the principal amount of the renewable notes and you do not revoke such election as described below, such portion will become due and payable on the interest payment date falling six months (unless another period is specified in the applicable pricing supplement) after the election date prior to which you made such election.

You may revoke your election to terminate the automatic extension of maturity as to any portion of the renewable notes having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice to such effect to the paying agent on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the date 15 days before the date on which such portion would otherwise mature. Such a revocation may be made for less than the entire principal amount of the renewable notes for which the automatic extension of maturity has been terminated; provided that the principal amount of the renewable notes for which the automatic extension of maturity has been terminated and for which such a revocation has not been made is at least $1,000 or any larger amount that is an integral multiple of $1,000. However, a revocation may not be made during the period from and including a record date to but excluding the immediately succeeding interest payment date.

Your election to terminate the automatic extension of the maturity of the renewable notes, if you or any subsequent holder do not revoke as described above, will be binding upon such subsequent holder.

We may redeem the renewable notes in whole or in part at our option on or commencing with the date or dates specified in the applicable pricing supplement. We will redeem the renewable notes at the redemption price stated in the applicable pricing supplement, together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary in this prospectus supplement, we will provide notice of redemption by mailing a notice of such redemption to each holder by first class mail, postage prepaid, at least 180 days prior to the date fixed for redemption.

Amortizing notes

We may from time to time offer amortizing notes on which a portion or all the principal amount is payable prior to the stated maturity in accordance with a schedule, by application of a formula, or by reference to an index. Further information concerning additional terms and conditions of any amortizing notes, including terms for repayment thereof, will be set forth in the applicable pricing statement.

Extension of maturity

The pricing supplement relating to some notes (other than an amortizing note) may provide that we have the option to extend the maturity of such notes for an extension period of one or more periods of one or more whole years up to but not beyond the final maturity date set forth in such pricing supplement. If we have such an option with respect to any such extendible note, the following procedures will apply, unless modified as set forth in the applicable pricing supplement.

We may exercise such option with respect to an extendible note by notifying the paying agent of such exercise at least 45 but not more than 60 days prior to the maturity date originally in effect with respect to such note or, if the maturity date of such note has already been extended, prior to the maturity date then in effect. No later than 38 days prior to the original maturity date or an extended maturity date, as the case may be, the paying agent will mail to the holder of such note an extension notice relating to such extension period, by first class mail, postage prepaid, setting forth:

(a) our election to extend the maturity of such note;

(b) the new extended maturity date;

(c) the interest rate applicable to the extension period (which, in the case of a floating rate note, will be calculated with reference to a base rate and the spread and/or spread multiplier, if any); and

(d) the provisions, if any, for redemption during the extension period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the extension period.

Upon the mailing by the paying agent of an extension notice to the holder of an extendible note, the maturity of such note will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, such note will have the same terms it had prior to the mailing of such extension notice.

Notwithstanding the foregoing, not later than 10:00 A.M., New York City time, on the twentieth calendar day prior to the maturity date then in effect for an extendible note (or, if such day is not a business day, not later than 10:00 A.M., New York City time, on the immediately succeeding business day), we may at our option, revoke the interest rate provided for in the extension notice and establish a higher interest rate (or, in the case of a floating rate note, a higher spread and/or spread multiplier, if any) for the extension period by causing the paying agent to send notice of such higher interest rate (or, in the case of a floating rate note, a higher spread and/or spread multiplier, if any) to the holder of such note by first class mail, postage prepaid, or by such other means as agreed to by the paying agent and us. Such notice shall be irrevocable. All extendible notes with respect to which the maturity date is extended in accordance with an extension notice will bear such higher interest rate (or, in the case of a floating rate note, a higher spread and/or spread multiplier, if any) for the extension period, whether or not tendered for repayment.

If we elect to extend the maturity of an extendible note the holder of such note will have the option to require us to repay such note on the maturity date then in effect at a price equal to the principal amount thereof plus any accrued and unpaid interest to such date. In order for an extendible note to be repaid on such maturity date, the holder thereof must follow the procedures set forth below under “Repayment and repurchase” for optional repayment, except that the period for delivery of such note or notification to the paying agent shall be at least 25 but not more than 35 days prior to the maturity date then in effect and except that a holder who has tendered an extendible note for repayment pursuant to an extension notice may, by written notice to the paying agent, revoke any such tender for repayment until 3:00 P.M., New York City time, on the twentieth calendar day prior to the maturity date then in effect (or if such day is not a business day, until 3:00 P.M., New York City time, on the immediately succeeding business day).

Redemption

We will not redeem any note prior to the earliest redemption date fixed at the time of sale and set forth in the applicable pricing supplement, unless the applicable pricing supplement provides otherwise. We can redeem the note, at our option, wholly or partially in increments of $1,000. If we choose to redeem the note, we will do so at a redemption price equal to the entire principal amount to be redeemed, together with interest payable to the date of redemption. We must give notice of this redemption not more than 60 nor less than 30 days prior to the redemption date. The notes will not have a sinking fund unless the applicable pricing supplement specifies otherwise.

Repayment and repurchase

Although notes will not generally be repayable at the option of the holder prior to maturity, in the pricing supplement relating to a note, we may specify that such note will be repayable at the option of the holder on a date or dates specified prior to maturity at a price or prices set forth in the applicable pricing supplement, together with accrued interest to the date of repayment.

Unless otherwise specified in the applicable pricing supplement, in order for a note to be repaid, the paying agent must receive at least 30, but not more than 45, days, prior to the repayment date (i) the note with the form entitled “Option to Elect Repayment” on the reverse of the note duly completed or (ii) facsimile or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the note to be repaid with the form entitled “Option to Elect Repayment” on the reverse of the note duly completed will be received by the paying agent not later than five business days after the date of such telegram, telex, facsimile transmission or letter and such note and form duly completed are received by the paying agent by such fifth business day. Except in the case of renewable notes or extendible notes, and unless otherwise specified in the applicable pricing supplement, exercise of the repayment option by the holder of a note shall be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of the note provided that the principal amount of the note remaining outstanding after repayment is an authorized denomination.

If a note is a book-entry note, DTC’s nominee will be the holder of such note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that DTC’s nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of such note must instruct the broker or other direct or indirect participant through which it holds an interest in such note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC.

Purchase of notes by us

We may at any time purchase notes at any price in the open market or otherwise. We may hold, resell or surrender to the trustee for cancellation any notes we purchase.

Other provisions; addenda

Any provisions relating to any note may be modified as specified under “Other Provisions” on the face of that note or in an addendum relating to that note. These provisions might include the determination of an interest rate basis, the calculation of the interest rate applicable to a floating rate note, and the specification of one or more interest rate bases, the interest payment dates, the maturity or any other variable term relating to that note.

Definitions

Set forth below are definitions of some of the terms used in this prospectus supplement and not defined in the attached prospectus.

“business day” means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements. The day is:

(a) not a day on which banking institutions are authorized or required by law or regulation to be closed in New York City;

(b) with respect to LIBOR notes, a London business day; and

(c) with respect to EURIBOR notes, a day that is also a TARGET Settlement Day.

“calculation agent” means the agent we appoint to calculate interest rates for floating rate notes. The pricing supplement will state who will act as calculation agent.

“calculation date” means, with respect to any interest determination date, the date on which the calculation agent is to calculate an interest rate for a floating rate note. Unless the pricing supplement specifies otherwise, the calculation date relating to an interest determination date for a floating rate note will be the first to occur of (a) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity of that note, as the case may be. However, LIBOR will be calculated on the LIBOR rate interest determination date and EURIBOR will be calculated on the EURIBOR rate interest determination date.

“designated LIBOR page” means (a) if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the Reuters Screen LIBO page (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the applicable index currency, or (b) if “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on page 3750 (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

“H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates”, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www. federalreserve.gov/releases/h15/update, or any successor site or publication.

“index currency” means the currency or composite currency specified in the applicable pricing supplement as to which LIBOR will be calculated. If no currency or composite currency of this kind is specified in the applicable pricing supplement, the index currency will be U.S. dollars.

“index maturity” means, for a floating rate note, the period to maturity of the instrument or obligation on which the interest rate quotation is based, as set forth in the pricing supplement.

“initial interest rate” means the rate at which a floating rate note will bear interest from and including its issue date to but excluding the first interest reset date, as indicated in the applicable pricing supplement.

“interest determination date” means the date as of which the interest rate for a floating rate note is to be calculated, to be effective as of the following interest reset date and, except in the case of a LIBOR or a EURIBOR note, calculated on the related calculation date. The interest determination date relating to an interest reset date for a prime rate note and for a federal funds rate note will be the business day preceding that interest reset date. The interest determination date relating to an interest reset date for a commercial paper rate note, for a CD rate note and for a CMT rate note will be the second business day preceding that interest reset date. The interest determination date relating to an interest reset date for a EURIBOR note will be the second TARGET Settlement Day prior to the interest reset date. The interest determination date relating to an interest reset date for a LIBOR note will be the second London business day preceding that interest reset date. The interest determination date relating to an interest reset date for a Treasury rate note will be the day of the week during which that interest reset date falls on which Treasury bills of the index maturity designated in the pricing supplement would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday or may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, that Friday will be the Treasury interest rate determination date pertaining to the interest reset date occurring in the following week. The interest determination date relating to an interest reset date for an Eleventh District cost of funds rate note will be the last working day of the month immediately preceding the applicable interest reset date on which the Federal Home Loan Bank of San Francisco publishes the FHLB Index.

“interest payment date” means the date on which payment of interest on a note (other than payment at maturity) is to be made. Unless the applicable pricing supplement indicates otherwise, the interest payment dates for the fixed rate notes will be April 1 and October 1 of each year and at maturity. Unless the applicable pricing supplement indicates otherwise and except as provided below, the interest payment dates for any floating rate note will be:

(a) in the case of floating rate notes that reset monthly, on the third Wednesday of each month;

(b) in the case of floating rate notes that reset quarterly, on the third Wednesday of March, June, September and December of each year;

(c) in the case of floating rate notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the pricing supplement;

(d) in the case of floating rate notes that reset annually, on the third Wednesday of the month of each year specified in the pricing supplement; and

(e) in each case, at maturity.

If an interest payment date for any fixed rate note falls on a day that is not a business day for that note, the interest payment for that note will be made on the following business day for that note, and no interest on that payment will accrue from and after that interest payment date. If an interest payment date (other than an interest payment date at maturity) for any floating rate note falls on a day that is not a business day for that note, that interest payment date for that note will be postponed to the following business day for that note, and interest will continue to accrue (except that, for a EURIBOR note or a LIBOR note, if that business day is in the following calendar month, that interest payment date will be the preceding business day).

“interest reset date” means the date on which a floating rate note will begin to bear interest at the interest rate determined as of any interest determination date. Unless the pricing supplement specifies otherwise, the interest reset dates will be:

(a) in the case of floating rate notes that reset monthly, the third Wednesday of each month;

(b) in the case of floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

(c) in the case of floating rate notes that reset semi-annually, the third Wednesday of the two months of each year specified in the pricing supplement; and

(d) in the case of floating rate notes that reset annually, the third Wednesday of the month of each year specified in the pricing supplement.

If any interest reset date for any floating rate note falls on a day that is not a business day for that note, that interest reset date will be postponed to the next business day for that floating rate note (except that, for a EURIBOR note or a LIBOR note, if that business day is in the following calendar month, that interest reset date will be the preceding business day for that note). If a Treasury bill auction (as described in the definition of “interest determination date”) falls on any day that would otherwise be an interest reset date for a treasury rate note, then that interest reset date will instead be the first business day following that auction date.

“London business day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“maturity” means the date on which the principal of a note becomes due, whether at stated maturity, upon redemption or otherwise. If the maturity of any note falls on a day that is not a business day, the payment of principal, premium, if any, and interest for that note will be made on the following business day, and no interest on that payment will accrue from and after that maturity.

“maximum interest rate” means, for any floating rate note, a maximum numerical interest rate limitation, or ceiling, on the rate at which interest may accrue on that note during any interest period.

“minimum interest rate” means, for any floating rate note, a minimum numerical interest rate limitation, or floor, on the rate at which interest may accrue on that note during any interest period.

“money market yield” means a yield (expressed as a percentage rounded to the next higher one hundred thousandth of a percentage point) calculated in accordance with the following formula:

money market yield =	D x 360	x 100

360 – (D x M)

where “D” refers to the annual rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

“paying agent” means the agent we appoint to pay principal, premium, if any, and interest on the notes. The pricing supplement will state who will act as the paying agent.

“regular record date” means the date on which a note must be held in order for the holder to receive an interest payment on the next interest payment date. Unless the pricing supplement specifies otherwise, the regular record date for any interest payment date will be the fifteenth day (whether or not a business day) prior to that interest payment date.

“Reuters Screen LIBO Page” means the display designated as page “LIBO” on the Reuters Money 3000 Service or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

“Reuters Screen USPRIME1 Page” means the display on the Reuters Money 3000 Service (or any successor service) on the “USPRIME1” page (or any other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

“spread” means the number of basis points (a basis point is one-hundredth of a percentage point), if any, to be added to the CD rate, the commercial paper rate, the Eleventh District cost of funds rate, EURIBOR, the federal funds rate, LIBOR, the prime rate, the treasury rate, the CMT rate, or any other interest rate index in effect at various times for a note, which amount will be set forth in the pricing supplement.

“spread multiplier” means the percentage by which the CD rate, the commercial paper rate, the Eleventh District cost of funds rate, EURIBOR, the federal funds rate, LIBOR, the prime rate, the treasury rate, the CMT rate, or any other interest rate index in effect at various times for a note is to be multiplied, which percentage will be set forth in the pricing supplement.

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

“Telerate Page” means the display designated as the applicable page on Moneyline Telerate (or such other page as may replace that page on that service or such other recognized service.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

Unless the applicable pricing supplement provides otherwise, purchasers must pay for the notes in U.S. dollars, and we will make payments of principal and interest on the notes in U.S. dollars. The applicable pricing supplement may provide that purchasers must pay for the notes in a specified currency other than U.S. dollars and/or that we will make payments of principal and interest on such notes in such a specified currency. Currently, a limited number of facilities in the United States convert U.S. dollars into foreign currencies and vice versa. In addition, most banks do not currently offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, unless a pricing supplement specifies otherwise or unless we make alternative arrangements, we will make payment of principal and interest on notes in a specified currency other than U.S. dollars to an account at a bank outside the United States. See “Foreign currency considerations” below.

An exchange rate agent will handle the conversion of a specified currency into U.S. dollars or U.S. dollars into a specified currency, as the case may be, if the applicable pricing supplement provides that

•	We will make payments of principal of and interest on a non-U.S. dollar denominated note in U.S. dollars or

•	We will make payments of principal of and interest on a U.S. dollar denominated note in a specified currency other than U.S. dollars.

Holders of the notes will bear the costs of such conversion through deductions from such payments. Any agent may act, from time to time, as the exchange rate agent.

When we refer to “U.S. dollars,” “U.S. $” or “$” in this prospectus supplement we mean the currency of the United States of America.

FOREIGN CURRENCY CONSIDERATIONS

This prospectus supplement, the accompanying prospectus and any pricing supplement describe all material risks of an investment in notes denominated in, or the payment of which is related to the value of, a foreign currency. We disclaim any responsibility to advise prospective purchasers of those risks as they exist at the date of this prospectus supplement or as those risks may change in the future. You should consult your own financial and legal advisors as to such risks. Foreign currency notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions and exchange rate fluctuations.

Exchange rates and exchange controls

Any investment in notes that are denominated in, or the payment of which is related to the value of, a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies and the possibility of the imposition or modification of exchange controls by either the U.S. or a foreign government. Such risks generally depend on economic and political events over which we and you have no control. In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and such volatility may be expected to continue or accelerate in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of any note. Depreciation against the U.S. dollar of the currency in which a note is payable would result in a decrease in the effective yield of such note below its coupon rate and, in certain circumstances, could result in a negative yield or loss to the investor on a U.S. dollar basis. In addition, depending on the specific terms of a currency linked note, changes in exchange rates relating to any of the currencies involved may result in a decrease in its effective yield and, in certain circumstances, could result in a loss of all or a substantial portion of the principal of a note to the investor.

The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents, and we disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal and interest on the notes. Such persons should consult their own counsel with regard to such matters.

Governments have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of a specified foreign currency at the time of payment of principal or interest on a note. Even if there are no actual exchange controls, it is possible that the specified currency for any particular note not denominated in U.S. dollars would not be available when payments on such note are due. In that event, we would make required payments in U.S. dollars.

With respect to any note denominated in, or the payment of which is related to the value of, a foreign currency or currency unit, the applicable pricing supplement will include information with respect to applicable currency exchange controls, if any, and historic exchange rate information on such currency or currency unit. That information is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Governing law and judgments

The notes will be governed by and construed in accordance with the laws of the State of New York. In the event an action based on notes denominated in a specified currency other than U.S. dollars was commenced in a court in the United States, it is likely that such court would grant judgment relating to the notes only in U.S. dollars.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Bryan Cave LLP has advised us that the following discussion as to legal matters is its opinion as to the material United States federal income tax consequences of ownership and disposition of the notes to initial holders purchasing notes at the “issue price” (as defined below). This opinion is based on the Internal Revenue Code of 1986, as amended to the date hereof, which is referred to as the Code, administrative pronouncements, judicial decisions and existing and proposed Treasury regulations, including regulations concerning the treatment of debt instruments issued with original issue discount (“OID” and the “OID regulations”), changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. We undertake no obligation to update this tax discussion in the future. This discussion applies only to notes held as capital assets, within the meaning of section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, persons holding notes as a hedge against, or which are hedged against, currency risks, or holders whose functional currency (as defined in section 985 of the Code) is not the United States dollar. Finally, this discussion assumes that the rules applicable to “applicable high yield discount obligations” under section 163(i) of the Code will not apply to the notes. Persons considering the purchase of notes should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

If you are considering buying notes, we suggest that you consult your tax advisor about the tax consequences of holding the notes in your particular situation.

As used herein, a United States holder is a beneficial owner of a note that is for United States federal income tax purposes:

(a) a citizen or resident of the United States,

(b) a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or of any political subdivision thereof,

(c) an estate the income of which is subject to United States federal income taxation regardless of its source, or

(d) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons has the authority to control all substantial decisions of the trust or has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding notes, we suggest that you consult your tax advisor.

United States holders

Payments of interest

Payments of interest on a note generally will be taxable to a United States holder as ordinary interest income at the time it accrues or is received, depending on the United States holder’s method of accounting for United States federal income tax purposes. Under the OID regulations, for accrual basis and other electing taxpayers, all payments of interest on a note that matures one year or less from its date of issuance are included in the stated redemption price at maturity of the notes and are taxed in the manner described below under “Original Issue Discount.” Special rules governing the treatment of interest paid with respect to discount notes, including certain floating rate notes, foreign currency notes, and notes providing for payments of principal or interest linked to currency indices or other factors, are discussed below.

Original Issue Discount

In general. A note that is issued for an amount less than its stated redemption price at maturity generally is considered to have been issued at an original issue discount for United States federal income tax purposes (a “discount note”). The “issue price” of a note will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold. The “stated redemption price at maturity” of a note will equal the sum of all payments required under the note other than payments of “qualified stated interest.” The “qualified stated interest” is stated interest unconditionally payable as a series of payments in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the note. If the difference between a note’s stated redemption price at maturity and its issue price is less than a de minimis amount, i.e.,  1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the note will not be considered to have OID. United States holders of notes with a de minimis amount of OID generally will include such OID in income as capital gain on a pro rata basis as principal payments are made on the notes.

A United States holder of notes issued with OID is required to include any qualified stated interest payments in income in accordance with the United States holder’s method of accounting for United States federal income tax purposes. United States holders of notes that mature more than one year from their date of issuance are required to include OID in income for United States federal income tax purposes as it accrues, regardless of such United States holder’s method of accounting. The amount of OID included in the income of the United States holder is determined using a constant yield method based on a compounding of interest, which may precede the receipt of cash payments attributable to such income. The amount of OID that accrues in an accrual period is an amount equal to the excess, if any, of (1) the product of the note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the end of each accrual period and appropriately adjusted to take into account the length of the particular accrual period), over (2) the sum of the qualified stated interest payments, if any, allocable to the accrual period. The “adjusted issue price” of a note at the beginning of any accrual period is the issue price of the note increased by the amount of accrued OID for each prior accrual period and decreased by the amount of any payments previously made on the note that were not qualified stated interest payments. Under the constant yield method, United States holders of discount notes generally are required to include in income increasingly greater amounts of OID in successive accrual periods.

Under the OID regulations, a note that matures one year or less from its date of issuance is treated as a “short-term” discount note. Generally, a cash method United States holder of a short-term discount note is not required to accrue OID for United States federal income tax purposes unless the United States holder elects to do so. United States holders who make such an election, United States holders who report income for United States federal income tax purposes on the accrual method, and certain other United States holders, including banks and dealers in securities, are required to include OID in income on such short-term discount notes as it accrues on a straight-line basis, unless an election is made to accrue OID according to a constant yield method based on daily compounding. In the case of a United States holder who is not required and who does not elect to include OID in income currently, any gain realized on the sale, exchange or retirement of the short-term discount notes is ordinary income to the extent of OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, such United States holders must defer interest deductions for debt incurred to purchase or carry short-term discount notes in an amount not exceeding the deferred interest income, until such deferred interest income is recognized.

The OID regulations contain aggregation rules stating that in certain circumstances if more than one type of note is issued as part of the same issuance of securities to a single United Sates holder, some or all of such notes may be treated together as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any OID. Unless otherwise provided in the applicable pricing supplement, we do not expect to treat any of the notes as being subject to the aggregation rules for purposes of computing OID.

Floating rate notes. Under the OID regulations, floating rate notes are subject to special rules whereby a floating rate note will qualify as a “variable rate debt instrument” if:

(a) its issue price does not exceed the total noncontingent principal payments due under the floating rate note by more than a specified de minimis amount;

(b) it provides for stated interest, paid or compounded at least annually, at current values of:

(1) one or more qualified floating rates,

(2) a single fixed rate and one or more qualified floating rates,

(3) a single objective rate, or

(4) a single fixed rate and a single objective rate that is a qualified inverse floating rate;

(c) it provides that a qualified floating rate or objective rate in effect at any time is set at the current value of that rate; and

(d) except as provided under (a) above, it does not provide for any contingent principal payments.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate note is denominated. Although a multiple of a qualified floating rate generally will not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the floating rate note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the floating rate note’s issue date) are treated as a single qualified floating rate. A rate is not a “qualified floating rate,” however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the floating rate note or are not reasonably expected to significantly affect the yield on the floating rate note.

An “objective rate” is a rate that is not itself a qualified floating rate but that is determined using a single fixed formula and that is based upon objective financial or economic information. For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property (within the meaning of section 1092(d)(1) of the Code). An objective rate, however, does not include a rate based on information that is within the control of the issuer or a related party or that is unique to the circumstances of the issuer or a related party. The OID regulations also provide that other variable interest rates may be treated as objective rates if so designated by the Internal Revenue Service (“IRS”) in the future. Notwithstanding the foregoing, a variable rate of interest on a floating rate note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the floating rate note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the floating rate note’s term. A “qualified inverse floating rate” is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

The OID regulations also provide that if a floating rate note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the floating rate note’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If a floating rate note that provides for stated interest as either a single qualified floating rate or a single objective rate throughout its term qualifies as a “variable rate debt instrument” under the OID regulations, then any stated interest on such note that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a floating rate note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout its term and that qualifies as a “variable rate debt instrument” under the OID regulations generally will not be treated as having been issued with OID, unless the floating rate note is issued at a “true” discount (i.e., at a price below the note’s stated principal amount) in excess of a specified de minimis amount. OID on such a floating rate note arising from a true discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (1) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (2) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the floating rate note. Moreover, the amount of qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period as determined under the rules described under this paragraph.

In general, any other floating rate note that qualifies as a “variable rate debt instrument” (i.e., one that provides for interest other than qualified stated interest) is converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the floating rate note. The OID regulations generally require that such a floating rate note be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the floating rate note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the floating rate note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the floating rate note is converted into a fixed rate that reflects the yield that is reasonably expected for the floating rate note. In the case of a floating rate note that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate initially is converted into a qualified floating rate (or a qualified inverse floating rate, if the floating rate note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the floating rate note as of its issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the floating rate note then is converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the floating rate note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general OID rules to the “equivalent” fixed rate debt instrument, and a United States holder of the floating rate note will account for such OID and qualified stated interest as if the United States holder held the “equivalent” fixed rate debt instrument. For each accrual period, appropriate adjustments are made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the floating rate note during the accrual period.

If a floating rate note does not qualify as a “variable rate debt instrument” under the OID regulations, then the floating rate note is treated as a contingent payment debt instrument. Generally, if a floating rate note is treated as a contingent payment debt instrument, interest payments thereon are treated as “contingent interest” payments. Under the OID regulations, any contingent interest on a floating rate note is includible in income in a taxable year whether or not the amount of any payment is fixed or determinable in that year. The amount of interest included in income in any particular accrual period is determined by estimating a projected payment schedule for the floating rate note and applying daily accrual rules similar to those for accruing OID on noncontingent debt instruments (as discussed above). If the actual amount of contingent interest payments is not equal to the projected amount, an adjustment to income at the time of the payment must be made to reflect the difference. We will provide notice in the applicable pricing supplement that a particular note will be treated as a contingent payment debt instrument and will describe its proper United States federal income tax treatment.

Optional redemption. Notes issued with OID permitting redemption prior to maturity in certain circumstances may be subject to rules that differ from the general rules discussed above. Purchasers of such discount notes should examine carefully the applicable pricing supplement and should consult their tax advisors with respect to such a feature since the tax consequences with respect to OID will depend, in part, on the particular terms and the particular features of the purchased note.

Sale, exchange, retirement or disposition of the notes

Upon the sale, exchange, retirement or other disposition of a note, a United States holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such United States holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest on the note. Amounts attributable to accrued interest are treated as interest as described under “—Payments of interest” above, in accordance with the United States holder’s method of accounting for United States federal income tax purposes as described therein. A United States holder’s adjusted tax basis in a note will equal the cost of the note to such United States holder, increased by the amount of any OID (including any de minimus OID) previously included in income by the United States holder with respect to such note and reduced by any amortized premium and any principal payments received by the United States holder and, in the case of a discount note, by the amounts of any other payments that do not constitute qualified stated interest (as defined above).

Generally, gain or loss realized on the sale, exchange, retirement or other disposition of a note generally will be capital gain or loss except to the extent that gain represents accrued market or acquisition discount not previously included in the United States holder’s taxable income (see “—Original Issue Discount” above) and will be long-term capital gain or loss if the note has been held for more than one year at the time of such sale, exchange, retirement or other disposition. Exceptions to this general rule apply in the case of a “short-term” discount note, described above. In addition, other exceptions to the this general rule apply in the case of foreign currency notes (see—Foreign currency notes below). Prospective purchasers of notes should consult their tax advisors concerning the tax consequences of a sale, exchange, retirement or other disposition of a note.

Amortizable bond premium

If a United States holder purchases a note for an amount that is greater than the amount payable at maturity, such United States holder is considered to have purchased such note with “amortizable bond premium” equal in amount to such excess and may elect (in accordance with applicable Code provisions) to amortize such premium, using a constant yield method, over the term of the note (where such note is not optionally redeemable prior to its maturity date). If such note may be optionally redeemed prior to maturity, the amount of amortizable bond premium is determined by the amount payable on maturity or, if it results in a smaller premium attributable to the period of the earlier redemption date, by the amount payable on the earlier redemption date. A United States holder who elects to amortize bond premium must reduce his tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the taxpayer and may be revoked only with the consent of the IRS.

Foreign currency notes

The following summary relates to notes that are denominated in a currency or currency unit other than the U.S. dollar, which we refer to as foreign currency notes.

A United States holder who uses the cash method of accounting for tax purposes and who receives a payment of qualified stated interest (including any portion of sales proceeds received with respect to accrued interest) in a foreign currency with respect to a foreign currency note must include in income the U.S. dollar value of the foreign currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value is the United States holder’s tax basis in the foreign currency. For IRS reporting purposes, we generally will determine such U.S. dollar value as of the date such payment is made.

In the case of accrual method United States holders and all United States holders of discount notes, such United States holders must include in income the U.S. dollar value of the amount of interest income (including OID) that has accrued and otherwise must be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of such accrued income is determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. Such United States holder will realize ordinary income or loss, if any, with respect to the foreign currency payment of such accrued interest on the date such accrued interest actually is received or the instrument is disposed of. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment when such accrued interest is received or the instrument is disposed of and the U.S. dollar value of interest income that has accrued during the accrual period for which the payment is received (as determined above). A United States holder may elect, regardless of its general accounting method, to translate interest income (including OID) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of an accrual period spanning two taxable years, the spot rate on the last date of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A United States holder that makes such an election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

If a note was issued with amortizable bond premium and a United States holder elected to amortize such premium under section 171 of the Code, amortizable bond premium taken into account on a current basis shall reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on such amortized bond premium with respect to any period by treating the bond premium amortized in such period as a return of principal. Any loss realized on the sale, redemption, exchange, retirement or other taxable disposition of a foreign currency note with amortizable bond premium by a United States holder who has not elected to amortize such premium under section 171 of the Code is a capital loss to the extent of such bond premium.

A United States holder’s tax basis in a foreign currency note is the U.S. dollar value of the foreign currency amount paid for such foreign currency note determined on the date of purchase. In the event of any subsequent adjustment to such United States holder’s basis, the amount of the adjustment will be the U.S. dollar value of the foreign currency amount of the adjustment determined on the date of the adjustment. A United States holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such United States holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on date of purchase.

Exchange gain or loss realized upon the sale, exchange, retirement or other taxable disposition of a foreign currency note that is attributable to fluctuations in currency exchange rates is ordinary income or loss, which will not be treated as interest income or expense, except to the extent provided in IRS administrative pronouncements. Exchange gain or loss attributable to fluctuations in exchange rates will generally equal the difference between (1) the U.S. dollar value of the foreign currency principal amount of such note, and any payment with respect to accrued interest, determined on the date such payment is received or such note is disposed of, and (2) the U.S. dollar value of the foreign currency principal amount of such note, determined on the date such United States holder acquired such note, and the U.S. dollar value of the accrued interest, determined by translating such interest at the average exchange rate for the accrual period. Such foreign currency exchange gain or loss is realized only to the extent of the total gain or loss realized by a United States holder on the sale, exchange, retirement or other taxable disposition of the foreign currency note. The source of such foreign currency exchange gain or loss is determined by reference to the residence of the United States holder or the “qualified business unit” of the United States holder on whose books the note is properly reflected. Any gain or loss realized by such a United States holder in excess of such foreign currency gain or loss generally is capital gain or loss except, in the case of exchange gain on a short-term discount note, to the extent of any OID not previously included in the United States holder’s income, which is ordinary income.

A United States holder has a tax basis in any foreign currency received on the sale, exchange, retirement or other taxable disposition of a foreign currency note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange, retirement or other taxable disposition. Any exchange gain or loss realized by a United States holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) is ordinary income or loss.

Indexed notes

The applicable pricing supplement will contain a discussion of any special United States federal income tax rules with respect to currency indexed notes or other indexed notes.

Renewable Notes, Extendible Notes, Amortizing Notes, etc.

The applicable pricing supplement will contain a discussion of any special United States federal income tax rules with respect to renewable notes, extendible notes, amortizing notes and other notes with special terms.

Extension of Maturity

The extension of the maturity of a note pursuant to its original terms may be viewed as a taxable exchange if the extension of the final maturity date is considered a significant modification as defined under section 1.1001-3 of the Treasury regulations.

Information reporting and backup withholding

Information reporting and backup withholding may apply to payments of principal, premium, if any, interest or the proceeds from the sale or other disposition of the notes with respect to certain non-corporate United States holders. These United States holders generally are subject to backup withholding (currently at a rate of 28%) if:

(a) the United States holder fails to provide its taxpayer identification number (“TIN”) to the payor or to establish an exemption from backup withholding;

(b) the IRS notifies the payor that the TIN provided by the United States holder is incorrect;

(c) the IRS notifies the payor that the United States holder has failed to report properly interest or OID and to respond to notices to that effect; or

(d) the United States holder fails to certify, under penalty of perjury, that the United States holder is not subject to backup withholding.

Non-United States holders

Payments of interest

Any holder of a note that is not a United States holder (a “non-United States holder”) will not be subject to United States federal withholding tax on any interest or accrued OID provided that the non-United States holder:

(a) does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(b) is not a controlled foreign corporation for United States tax purposes that is related to us (directly or indirectly) through stock ownership;

(c) is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

(d) either (1) provides a IRS Form W-8BEN (or successor form) signed under penalty of perjury that includes the non-United States holder’s name and address and certifies that he is not a United States person; or (2) has a securities clearing organization, bank or other financial institution holding customers’ securities in the ordinary course of its trade or business certify under penalty of perjury that a IRS Form W-8BEN (or successor form) has been received from the non-United States holder and provides us with a copy. The Treasury regulations provide special certification rules for notes held by a foreign partnership and other intermediaries.

A non-United States holder that does not qualify for exemption from withholding under the preceding paragraph generally is subject to United States federal withholding tax at the rate of 30% (or lower applicable treaty rate) of payments of interest, including OID, on the notes.

If a non-United States holder is engaged in a trade or business in the United States and interest, including OID, on the note is effectively connected with the conduct of such trade or business, the non-United States holder, although exempt from the withholding tax discussed above, may be subject to United States federal income tax on such interest in the same manner as if it were a United States holder. See “United States holders—Information reporting and backup withholding”. In addition, a corporate non-United States holder may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on a note is included in the earnings and profits of the corporate non-United States holder if such interest is effectively connected with the conduct by the holder of a trade or business in the United States. Even though the interest is subject to income tax, and may be subject to branch profits tax, it is exempt from withholding tax, if the non-United States holder provides the payor with a properly executed IRS Form W-8ECI (or successor form).

Sale, exchange, retirement or disposition of the notes

Any gain realized on the sale, exchange, retirement or other disposition of a note by a non-United States holder will not be subject to United States federal income or withholding taxes unless:

(a) in the case of an individual, the non-United States holder is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition, and certain other conditions are met;

(b) such gain is effectively connected with the conduct by a non-United States holder of a trade or business within the United States and, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by the non-United States holder; or

(c) the non-United States holder is subject to Code provisions applicable to certain United States expatriates.

Death of a non-United States holder

Notes held by an individual who is a non-United States holder at the time of the individual’s death will not be subject to United States federal estate tax, if, at the time of death, the non-United States holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, and provided that, at the time of death, payments with respect to such notes would not have been effectively connected with the conduct by such non-United States holder of a trade or business within the United States.

Information reporting and backup withholding

United States information reporting requirements and backup withholding tax will not apply to payments on a note to a non-United States holder if the statement described in “non-United States holder—Payments of interest” is duly provided by such non-United States holder if the payor does not have actual knowledge that such holder is a United States person.

Information reporting requirements and backup withholding requirements will not apply to any payment of the proceeds received on the sale of a note that is effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury regulations), unless such broker is:

(a) a United States person or is a foreign branch or office of a United States person;

(b) a foreign person that derives 50% or more of its gross income for certain periods from activities that are effectively connected with the conduct of a trade or business in the United States;

(c) a controlled foreign corporation for United States federal income tax purposes; or

(d) a foreign partnership more than 50% of the capital or profits of which is owned by one or more United States persons or which engages in a United States trade or business.

Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (a), (b), (c), or (d) of the preceding sentence are not subject to backup withholding tax but are subject to information reporting requirements, unless such broker has documentary evidence in its records that the beneficial owner is a non-United States holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through a United States office of a broker is subject to both information reporting and backup withholding requirements, unless the beneficial owner of the notes provides the statement described in “non-United States holder—Payments of interest” or otherwise establishes an exemption.

The foregoing summary does not discuss all aspects of United States Federal income taxation that may be relevant to a holder of notes, in light of a holder’s particular circumstances and income tax situation. Prospective holders should consult their own tax advisors as to the specific tax consequences to them of the purchase, ownership and disposition of notes, including the application and effect of state, local, foreign and other tax laws.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Under the terms of a distribution agreement, we may offer the notes on a continuing basis through Barclays Capital Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC as our agents. Each of these agents has agreed to use reasonable efforts to solicit offers to purchase notes. Unless the applicable pricing supplement indicates otherwise, we will pay a commission to the agents. We will have the sole right to accept offers to purchase notes and may reject any offer, in whole or in part. Each agent will have the right, in its discretion reasonably exercised, without notice to us, to reject any offer to purchase notes received by it, in whole or in part.

We also may sell notes to any agent, acting as principal, at a discount within the range set forth on the cover page of this prospectus supplement, unless otherwise stated in the applicable pricing supplement. The notes may be resold at market prices prevailing at the time of resale, at prices related to those prevailing market prices, as determined by that agent, or, if specified in the applicable pricing supplement at a fixed offering price or at negotiated prices. We also may sell notes to any agent or underwriter. We may do this for a commission or at a discount to be agreed at the time of sale, for resale to one or more investors or purchasers at a fixed offering price or at varying prices prevailing at the time of resale, at prices related to those prevailing market prices at the time of the resale or at negotiated prices. Notes purchased by an agent or by a group of underwriters may be resold to certain securities dealers for resale to investors or to certain other dealers. Dealers may receive compensation in the form of commissions from the agents and/or from the purchasers for whom they may act as agents. Unless the applicable pricing supplement specifies otherwise, any compensation allowed by any agent to any of these dealers will not exceed the commission that we pay to the agent. After the initial public offering of notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price and commission may be changed.

We may sell notes directly on our own behalf or we may accept or solicit offers to purchase notes through additional agents as we may name in an applicable prospectus supplement on substantially the same terms and conditions, including commission rates, as would apply to purchases of notes under the distribution agreement. In addition, we may appoint additional agents for the purpose of soliciting offers to purchase notes. Those additional agents will be named in the applicable pricing supplement. No commission will be payable on any notes we sell directly.

Unless otherwise specified in the pricing supplement, we will pay each agent a commission of             % to             % of the principal amount of each note, depending on its stated maturity, sold through that agent. However, other commission rates may apply if we otherwise agree with one or more agents.

The following table summarizes the compensation to be paid to the agents by us.

Total
	Per note	Minimum	Maximum
Commissions paid by Leggett & Platt	%–%	$	$

We estimate that we will incur expenses of approximately $600,000 in connection with this program.

The agents and any dealers to whom the agents may sell notes may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against certain liabilities, including civil liabilities under the Securities Act of 1933, or contribute to payments which the agents may be required to make in this regard. We have agreed to reimburse the agents for certain expenses.

Unless the applicable pricing supplement indicates otherwise, you must pay for notes, other than foreign currency notes, in funds immediately available in New York City. For payment of the purchase price of foreign currency notes, see “Description of the notes—Special provisions relating to foreign currency notes” on page S-19 above.

The notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. We cannot assure you as to the existence or liquidity of the secondary market for the notes.

The agents may engage in over-allotment, stabilizing transactions and syndicate covering transactions and may impose penalty bids as permitted by Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the agents to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of the transactions. These transactions, if commenced, may be discontinued at any time.

In the ordinary course of their respective businesses, the agents and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with us and our affiliates. JPMorgan Chase Bank, N.A., the trustee, is an affiliate of J.P. Morgan Securities Inc.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 7, 2005

PROSPECTUS

$500,000,000

Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts and Units

We may offer up to $500,000,000 of the securities listed above, including units consisting of any two or more of such securities, from time to time. When we decide to sell a particular series of securities, we will prepare a prospectus supplement describing those securities. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell any securities by us unless accompanied by a prospectus supplement.

We may offer securities through one or more underwriters, dealers or agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. Information about the underwriters or agents who will participate in any particular sale of securities will be in the applicable prospectus supplement relating to that sale of securities. We will reflect any fundamental change to the terms of the offering in a post-effective amendment to the registration statement of which this prospectus is a part. We may offer and sell the securities listed above at fixed prices, market prices, prices relating to the market price, at varying prices determined at the time of sale, at negotiated prices or otherwise in accordance with the plan of distribution described in this prospectus and any applicable prospectus supplement. For general information about the distribution of securities, please see “Plan of distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “LEG.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. The applicable prospectus supplement relating to those securities will disclose any exchange, quotation system or market on or in which the securities will be listed or included.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. We may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $500,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol “LEG,” those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room Judiciary Plaza Building 450 Fifth Street, N.W., Room 1024 Washington, D.C. 20549

The New York Stock Exchange 20 Broad Street New York, New York 10005

On-line information, free of charge	SEC’s Internet website at http://www.sec.gov

Information about the SEC’s Public Reference Rooms	Call the SEC at 1-800-SEC-0330

We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of certain documents by reference” are also available on our Internet website, http://www.leggett.com, under “Investor Relations—SEC Filings.” Information contained on our Internet website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-07845). These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended December 31, 2004.

•	Our Current Reports on Form 8-K filed with the SEC on January 5, 2005 and April 5, 2005.

•	The description of our common stock contained in our Form 8-A dated June 5, 1979, as amended on Form 8 dated May 10, 1984, including any amendments or reports filed for the purposes of updating such description; and

•	The description of our Preferred Stock Purchase Rights contained in our Form 8-A dated January 22, 1999, including any amendments or reports filed for the purpose of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) from April 7, 2005, the date we most recently filed the registration statement of which this prospectus is part, and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Investor Relations

Leggett & Platt, Incorporated

No. 1 Leggett Road

Carthage, MO 64836

(417) 358-8131

Electronic mail: invest@leggett.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any pricing supplement, as well as our public reports and statements, whether written or oral, may contain or may be deemed to contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, projections of revenue, income, earnings, capital expenditures, dividends, capital structure, cash flows or other financial items; possible plans, goals, objectives, prospects, strategies or trends concerning future operations; statements concerning future economic performance; and statements of the underlying assumptions relating to forward-looking statements. These statements are identified either by the context in which they appear or by use of the words such as “anticipate,” “intend,” “project,” “predict,” “should,” “believe,” “plan,” “estimate,” “expect,” or the like. All forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described in this provision.

Readers are cautioned that any forward-looking statement reflects only the beliefs of Leggett & Platt or its management at the time the statement is made. In addition, readers should keep in mind that, because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

These forward-looking statements speak only as of the date on which they are made. We do not have and we do not undertake any duty to update or revise any forward-looking statements, even though our situation may change in the future, unless we are obligated under the federal securities laws to update and disclose material developments related to previously disclosed information. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results.

It is not possible to anticipate and list all risks, uncertainties and developments which may affect our future operations or performance, or which otherwise may cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include the following:

•	our ability to improve operations and realize cost savings (including our tactical plan for the Fixture and Display business);

•	factors that could impact costs, including the availability and pricing of steel rod and scrap and other raw materials, the availability of labor and wage rates and energy costs;

•	our ability to pass along raw material cost increases to our customers;

•	price and product competition from foreign (particularly Asian) and domestic competitors;

•	a significant decline in the long-term outlook for any given reporting unit that could result in potential goodwill impairment;

•	future growth of acquired companies;

•	our ability to bring start up operations on line as budgeted in terms of expense and timing;

•	litigation risks;

•	risks and uncertainties that could affect industries or markets in which we participate, such as growth rates and opportunities in those industries, or changes in demand for certain products, or trends in business capital spending;

•	changes in the competitive, economic, legal and market conditions and risks, such as the rate of economic growth in the United States and abroad, inflation, currency fluctuation, political risk, US or foreign laws or regulations, interest rates, housing turnover, employment levels, consumer sentiment, taxation, and the like; and

•	other risks and uncertainties described in this prospectus and in our other filings with the Securities and Exchange Commission.

Furthermore, we have made and expect to continue to make acquisitions. Acquisitions present significant challenges and risks, and depending upon market conditions, pricing and other factors, there can be no assurance that we can successfully negotiate and consummate acquisitions or successfully integrate acquired businesses.

INFORMATION ABOUT LEGGETT & PLATT, INCORPORATED

Leggett & Platt was incorporated in 1901 as the successor to a partnership formed in Carthage, Missouri in 1883. That partnership was a pioneer in the development of steel coil bed springs. The founding spirit of partnership and innovation has encouraged an ongoing commitment to product and machinery development, advancing technologies and efficiencies, with solid growth. We manufacture a wide range of engineered components and products and serve markets for:

•	Residential Furnishings—components for bedding and home furniture; fiber, fabric and foam; and related consumer products.

•	Commercial Fixturing & Components—retail store fixtures, displays, commercial vehicle products, storage and material handling systems; components for office and institutional furnishings; and plastic components.

•	Aluminum Products—die castings, custom tooling, machining, coating and other value added processes.

•	Industrial Materials—drawn steel wire, specialty wire products, steel rod and welded steel tubing.

•	Specialized Products—automotive seating suspensions and control cable systems; lumbar supports for automotive seating; and specialized machinery and equipment.

*                    *                     *

We are a Missouri corporation, with our principal executive offices located at No. 1 Leggett Road, Carthage, Missouri 64836 (Telephone: (417) 358-8131) and on the world wide web at www.leggett.com. Information on our website does not constitute a part of this prospectus or any prospectus supplement.

In this prospectus, “we,” “us,” “our,” the “Company” and “Leggett & Platt” refer to Leggett & Platt, Incorporated. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or supplement information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where you can find more information” on page 2.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes. Such general corporate purposes may include working capital additions, capital expenditures, stock repurchases, debt repayment or financing for acquisitions. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

	Twelve Months Ended December 31,
	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	8.0	6.2	7.6	5.2	6.4

Earnings consist principally of income from continuing operations before income taxes, plus fixed charges. Fixed charges include interest expense, capitalized interest and implied interest included in operating leases. We have not paid a preference security dividend for any of the periods presented, and accordingly have not separately shown the ratio of combined fixed charges and preference dividends to earnings for these periods.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. The debt securities will be either our senior debt securities or our subordinated debt securities.

The Indentures

The senior debt securities will be issued in one or more series under a Senior Indenture, to be entered into between us and JPMorgan Chase Bank, N.A., as trustee. The subordinated debt securities will be issued in one or more series under a subordinated indenture, to be entered into by us and a financial institution as trustee, if and when we issue subordinated debt securities. The statements herein relating to the debt securities and the indentures are summaries and are subject to the detailed provisions of the applicable indenture. Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939. The description of the indentures set forth below assumes that we have entered into the indentures. The descriptions below are summaries and do not contain all the information you may find useful. We urge you to read the indentures because they, and not the summaries, define many of your rights as a holder of our debt securities. If you would like to read the indentures, they are on file with the SEC, as described under “Where you can find more information” on page 2. Whenever we refer to particular sections or defined terms in an indenture, those sections and definitions are incorporated by reference.

General

The indentures do not limit the aggregate amount of debt securities which we may issue nor do they limit other debt we may issue. We may issue debt securities under the indentures up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement, the indentures will not limit the amount of other secured or unsecured debt that we may incur or issue.

The debt securities will be our unsecured general obligations. The senior debt securities will rank equally with all our other unsecured and unsubordinated obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the subordinated indenture. See “—Subordination of the subordinated debt securities,” beginning on page 13. The indentures will provide that the debt securities may be issued from time to time in one or more series. Unless otherwise provided, all debt securities of any one series may be reopened for issuance of additional debt securities of such series. (Section 3.1 of each indenture). We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture.

The applicable prospectus supplement relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including, where applicable:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	the price at which we are offering the debt securities, usually expressed as a percentage of the principal amount;

•	the date or dates on which the principal of and any premium on such debt securities, or any installments thereof, will mature or the method of determining such date or dates;

•	the rate or rates, which may be fixed, floating or zero, at which such debt securities will bear any interest or the method of calculating such rate or rates;

•	the date or dates from which any interest will accrue or the method of determining such dates;

•	the date or dates on which any interest will be payable and the applicable record dates;

•	the place or places where principal of, premium, if any, and interest, if any, on such debt securities, or installments thereof, if any, will be payable or may be redeemed, in whole or in part, at our option;

•	any of our rights or obligations to redeem, repay, purchase or offer to purchase such debt securities pursuant to any sinking fund or analogous provisions or upon a specified event and the periods, prices and the other terms and conditions of such redemption or repurchase, in whole or in part;

•	the denominations in which such debt securities will be issued;

•	any currency or currency units for which such debt securities may be purchased or in which debt securities may be denominated, in which principal of, any premium and any interest on such debt securities, or any installments thereof will be payable and whether we or the holders of any such debt securities may elect to receive payments in a currency or currency unit other than that in which such debt securities are payable;

•	any index, formula or other method used, including reference to an index based on a currency or currencies other than that in which the debt securities are stated to be payable or changes in the prices of particular securities or commodities, to determine the amount of principal, any premium and any interest payments, or any installments thereof, on the debt securities;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which becomes payable upon a declaration of acceleration of maturity or the method of determining such portion;

•	the person to whom any interest is payable if other than the person in whose name such debt security is registered on the applicable record date;

•	any addition to, or modification or deletion of, any term of subordination, event of default or covenant specified in the indenture with respect to such debt securities;

•	any manner of defeasance specified for such debt securities;

•	any terms upon which the holders may convert or exchange debt securities into or for our common or preferred stock or other securities or property of us or another issuer;

•	in the case of the subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

•	material federal income tax considerations, if applicable; and

•	any other special terms pertaining to such debt securities. (Section 3.1 of each indenture).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange or included in any market.

None of our shareholders, officers or directors, past, present or future, will have any personal liability with respect to our obligations under the indenture or the debt securities on account of that status. (Section 1.14 of each indenture).

Debt securities may also be issued pursuant to the indenture in transactions exempt from the registration requirements of the Securities Act of 1933. Those debt securities will not be considered in determining the amount of securities issued under this registration statement.

Form and Denominations

Unless we specify otherwise in the applicable prospectus supplement, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued only in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of each indenture).

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.

Foreign Currencies

If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement.

Optional Redemption, Prepayment or Conversion in Certain Events

The prospectus supplement relating to a particular series of debt securities which provides for the optional redemption, prepayment or conversion of such debt securities on the occurrence of certain events, such as a change of control of us, will provide if applicable:

•	a discussion of the effects that such provisions may have in deterring certain mergers, tender offers or other takeover attempts, as well as any possible adverse effect on the market price of our securities or our ability to obtain additional financing in the future;

•	a statement that we will comply with any applicable provisions of the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other applicable securities laws in connection with any optional redemption, prepayment or conversion provisions and any related offers by us, including, if such debt securities are convertible, Rule 13e-4;

•	a disclosure as to whether the securities will be subject to any sinking fund or similar provision, and a description of any such provision;

•	a disclosure of any cross-defaults in other indebtedness which may result as a consequence of the occurrence of certain events so that the payments on such debt securities would be effectively subordinated;

•	a disclosure of the effect of any failure to repurchase under the applicable indenture, including in the event of a change of control of Leggett & Platt;

•	a disclosure of any risk that sufficient funds may not be available at the time of any event resulting in a repurchase obligation; and

•	a discussion of any definition of “change of control” contained in the applicable indenture.

Payment

Unless we specify otherwise in the applicable prospectus supplement:

•	payments in respect of the debt securities will be made in the designated currency at the office or agency we may designate from time to time, except that, at our option interest payments on debt securities in registered form may be made by checks mailed to the holders of debt securities entitled to payments at their registered addresses or, if provided in the applicable prospectus supplement or in the case of holders of $1 million or more in aggregate principal amount of debt securities, by wire transfer to an account designated by the registered holder. (Section 3.7 of each indenture).

•	payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of each indenture).

If we do not pay interest when due, that interest will no longer be payable to the registered holder of the debt security on the record date for such interest. We will pay any defaulted interest, at our election:

•	to the person in whose name the debt security is registered at the close of business on a special record date set by the trustee between 10–15 days before the payment of such defaulted interest and at least 10 days after the receipt by the trustee of notice of the payment by us; or

•	in any other lawful manner that is consistent with the requirements of any securities exchange on which the debt securities are listed if, after we give notice to the trustee, the trustee determines the manner of payment is practicable. (Section 3.7 of each indenture).

Transfer and Exchange

Unless we specify otherwise in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency maintained for such purpose we designate from time to time. Debt securities may be transferred or exchanged generally without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of each indenture). We have appointed the trustee under the senior indenture as security registrar with respect to securities issued under that indenture.

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We may not consolidate with or merge with or into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

the surviving corporation or other person is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debt securities and coupons, if any, and to perform or observe all covenants of each indenture; and

•	immediately after the transaction, there is no event of default under each indenture. (Section 10.1 of each indenture).

Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under each indenture. (Section 10.2 of each indenture).

Unless we specify otherwise in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Limitations on Liens

Unless we specify otherwise in the applicable prospectus supplement or as permitted below, neither we nor any subsidiary, will create or have outstanding, any mortgage, lien, pledge or other encumbrance upon any property, without providing that the debt securities will be secured equally and ratably or prior to the debt.

A subsidiary generally is any corporation or other entity of which we or one of our subsidiaries owns more than 50% of the total voting power of shares of capital stock.

The limitation on liens does not apply to:

•	liens existing on the date of the indenture;

•	liens that secure or pay the costs of acquiring, developing, refurbishing, constructing or improving that property;

•	liens on any acquired property existing at the time it is acquired by us, whether or not we assume the related indebtedness;

•	liens on property, shares of capital stock or other assets of a subsidiary existing at the time it becomes a subsidiary;

•	liens securing debt of a subsidiary owed to us or another of our subsidiaries or securing our debt to a subsidiary;

•	liens on any property, shares of stock or assets existing at the time it is acquired by us, whether by merger, consolidation, purchase, lease or some other method;

•	liens on property which the creditor has recourse only to such property or proceeds from it;

•	liens on property which do not materially detract from its value;

•	any extension, renewal or replacement of any of the liens referred to above;

•	liens in connection with legal proceedings with respect to any of our material property;

•	liens for taxes or assessments, landlords’ liens, mechanics’ liens, or charges incidental to the conduct of business or ownership of property, not incurred by borrowing money or securing debt, or not overdue, or liens we are contesting in good faith, or liens released by deposit or escrow; and

•	liens for penalties, assessments, clean-up costs or other governmental charges relating to environmental protection matters.

The limitation also does not apply to any liens not excluded by the above examples if at the time and after giving effect to any debt secured by a lien such liens do not exceed 15% of our consolidated assets.

“Consolidated assets” is defined to mean the gross book value of our assets and our subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 12.5 of each indenture).

Limitations on Sale and Leaseback

Unless we specify otherwise in the applicable prospectus supplement or as permitted below, neither we nor any subsidiary of ours will enter into any sale and leaseback transaction. A sale and leaseback transaction occurs when we or a subsidiary of ours sells or arranges to sell or transfer a principal property back to a lender or other third party and we or a subsidiary will in turn lease the principal property back from the lender or other third party, except for temporary leases for a term, including renewals at the option of the lessee, if not more than three years and except for leases between us and one of our subsidiaries or between our subsidiaries. A “principal property” is any of our owned or leased manufacturing plants located in the United States of America, not including any plant(s) our board of directors determines are not of material importance to the business of our company and its subsidiaries taken as whole.

The restrictions on sale and leaseback transactions do not apply where either: (a) we or a subsidiary would be entitled to create debt secured by a lien on the property to be leased in an amount at least equal to “attributable debt” (as referred to below), without equally and ratably securing the debt securities, or (b) within a period twelve months before and twelve months after the consummation of the sale and leaseback transaction, we or one of our subsidiaries generally expends on the property, an amount equal to:

•	the net proceeds of the sale of the real property leased pursuant to the transaction and we designate this amount as a credit against the transaction, or

•	part of the net proceeds of the sale of the real property leased pursuant to the transaction and we designate this amount as a credit against the transaction and apply an amount equal to the remainder due as described below.

Attributable debt is the present value discounted at the interest rate implicit in the terms of the lease of the lessee’s obligation for the remaining net rent payments due under the remaining term of the lease, including any effective renewal term or period which may, at the option of the lessor, be extended.

The limitation on sale and leaseback transactions also does not apply if at the time of the sale and leaseback we apply, within 90 days of the effective date of any transaction, a cash amount equal to the attributable debt to retire debt for money we or our subsidiaries borrowed, not subordinate to the debt securities, which matures at, or is extendible or renewable to, a date more than 12 months after the creation of the debt at the obligor’s sole option without the consent of the obligee. (Section 12.6 of each indenture).

Waiver of Certain Covenants

The indentures provide that we will not be required to comply with certain restrictive covenants, including those described above under “—Limitations on liens” and “—Limitations on sale and leaseback,” if the holders of at least a majority in principal amount of each series of outstanding debt securities affected waive compliance with the restrictive covenants. (Section 12.7 of each indenture).

Modification or Amendment of the Indentures

Supplemental Indentures with Consent of Holders. If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of each indenture or of modifying in any manner the rights of the holders under the indenture of such debt securities and coupons, if any.

However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

•	conflict with the required provisions of the Trust Indenture Act;

•	except as described in any prospectus supplement:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security,

•	reduce the principal amount, interest or any premium payable upon redemption; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose,

•	change the stated maturity or reduce the amount of any payment to be made with respect to any coupon,

•	change the currency or currencies in which the principal of, any premium or interest on such debt security is denominated or payable,

•	reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions of any debt security,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity date, or, in the case of redemption, on or after the redemption date,

•	limit our obligation to maintain a paying agency outside the United States for payment on bearer securities, or

•	adversely affect the right to convert any debt security into shares of our common stock if so provided;

•	reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of either indenture or certain defaults; or

•	modify any provisions of either indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holders of each such debt security of each series affected thereby. (Section 11.2 of each indenture).

Supplemental Indentures Without Consent of Holders. Without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for certain purposes, including:

•	to evidence the succession of another corporation to our rights and covenants in each indenture;

•	to add to our covenants for the benefit of all or any series of debt securities, or to surrender any rights or powers;

•	to add any additional events of default;

•	to add or change any provisions to permit or facilitate the issuance of debt securities of any series in uncertificated or bearer form;

•	to change or eliminate any provisions, when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

•	to provide security for or guarantee of the debt securities;

•	to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities as long as such action does not materially adversely affect the interests of the holders of the debt securities;

•	to establish the form or terms of debt securities in accordance with each indenture;

•	to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, to correct or supplement any provision of any indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under such indenture which are not inconsistent with any provision of the indenture, as long as the additional provisions do not adversely affect the interests of the holders in any material respect;

•	to adjust any conversion rights upon a merger of us or a sale by us of substantially all of our assets; or

•	in the case of the subordinated indenture, to modify the subordination provisions thereof, except in a manner which would be adverse to the holders of subordinated debt securities of any series then outstanding. (Section 11.1 of each such indenture).

It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 11.2 of each indenture).

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities and coupons, if any, or which modifies the rights of the holders of debt securities or any coupons of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of debt securities and coupons, if any, of any other series. (Section 11.2 of each indenture). If the changes contained in a supplemental indenture are so significant as to involve the offering of a new security, then we will file a new registration statement covering the issuance of such debt securities and containing the revised indenture.

Subordination of the Subordinated Debt Securities

Any subordinated debt securities issued by us will be subordinated and junior in right of payment to all present and future senior indebtedness to the extent provided in the subordinated indenture. (Section 17.1 of the subordinated indenture). Unless we specify in the applicable prospectus supplement, the term “senior indebtedness” means the principal, any premium, and interest on:

•	all of our indebtedness, whether outstanding or thereafter created, incurred or assumed, for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	any indebtedness of others of the kinds described in the preceding clause for the payment of which we are responsible or liable as guarantor or otherwise; and

•	amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

Unless we specify otherwise in the applicable prospectus supplement, senior indebtedness will not include:

•	indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and

•	any indebtedness which by its terms is expressly made pari passu, or equal in rank and payment, with or subordinated to the applicable debt securities. (Section 17.2 of the subordinated indenture).

Unless we specify otherwise in a prospectus supplement, no direct or indirect payment, in cash, property or securities, by setoff or otherwise, shall be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities, if:

•	we default in the payment of any principal, or any premium or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•	an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on subordinated debt securities cease, is given to us by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist. (Section 17.4 of the subordinated indenture.)

Unless we specify otherwise in the applicable prospectus supplement, all present and future senior indebtedness, including, without limitation, interest accruing after the commencement of any proceeding described below, assignment or marshaling of assets, shall first be paid in full before we make any payment or distribution, in cash, securities or other property, on account of subordinated debt securities in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, assignment for the benefit of creditors, marshalling of assets, readjustment, composition or other similar proceeding relating to us, our creditors or our property; or

•	any proceeding for our liquidation, dissolution or other winding-up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings. (Section 17.3 of the subordinated indenture.)

Unless we specify otherwise in the applicable prospectus supplement, in any such event, payments or distributions which would be made on subordinated debt securities will generally be paid to the holders of senior indebtedness in accordance with the priorities existing until the senior indebtedness is paid in full. Unless otherwise indicated in the applicable prospectus supplement, if the payments or distributions on subordinated debt securities are in the form of our securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding senior indebtedness and to any securities issued with respect to senior indebtedness under such a plan, they will be made to the holders of the subordinated debt securities (Section 17.3 of the subordinated indenture). No holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of subordinated or debt securities by any act or failure to act on the part of us. (Section 17.9 of the subordinated indenture).

Senior indebtedness will only be deemed to have been paid in full if the holders of that indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of subordinated debt securities and any other type of our creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities and that are made to holders of subordinated debt securities because of this subrogation will be deemed a payment by us on account of senior indebtedness and not on account of subordinated debt securities. (Section 17.7 of the subordinated indenture).

The subordinated indenture provides that the foregoing subordination provisions may be changed, except in a manner which would be adverse to the holders of subordinated debt securities of any series then outstanding. (Sections 11.1 and 11.2 of the subordinated indenture.) The prospectus supplement relating to such subordinated debt securities would describe any such change.

The prospectus supplement delivered in connection with the offering of a series of subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

As of December 31, 2004, we had a carrying value of approximately $1,180.7 million of senior unsecured long-term indebtedness and current maturities of long-term indebtedness that would rank equally with any senior debt securities. We will disclose material changes to this amount in any prospectus supplement relating to an offering of our debt securities. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or information incorporated by reference will set forth the approximate amount of indebtedness senior to such subordinated indebtedness outstanding as of a recent date. The subordinated indenture will place no limitation on the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness constituting senior indebtedness. Our outstanding short- and long-term indebtedness would rank equally with our senior debt securities and prior in right of payment to the subordinated debt securities.

Events of Default

Unless we specify otherwise in a prospectus supplement, an event of default with respect to any series of debt securities issued under each indenture means:

•	default for 30 days in the payment of any interest on any debt security when due;

•	default in the payment of the principal of, and any premium on, any debt security of such series when due;

•	default for 30 days in the deposit of any sinking fund payment when due by the terms of any debt security;

•	default for 90 days after we receive notice as provided in the applicable indenture in the performance of any covenant or breach of any warranty in the indenture governing that series;

•	default as defined under any other debt instrument with an outstanding amount due exceeding $50,000,000 that is accelerated and that continues 10 days without being discharged or the acceleration being rescinded after the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series notifies us of the acceleration;

•	certain events of bankruptcy, insolvency or receivership; or

•	any other events which we specify for that series, which will be indicated in the prospectus supplement for that series. (Section 5.1 of each indenture).

Within 90 days after a default in respect of any series of debt securities, the trustee must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of payment default, the trustee may withhold such notice if it determines that such withholding is in the interest of the holders. (Section 6.2 of each indenture).

If an event of default occurs and is continuing in respect of any outstanding series of debt securities, the trustee of the senior or subordinated indentures or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the applicable principal amount of all of the debt securities of that series to be immediately due and payable. However, with respect to any debt securities issued under the subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article XVII of the subordinated indenture. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or any premium or interest on debt securities of such series have been cured or waived as provided in the indenture. (Section 5.2 of each indenture).

Unless we specify otherwise in a prospectus supplement, if an event of default because of certain events of bankruptcy, insolvency or receivership as described above shall occur and be continuing, then the principal amount of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the applicable trustee, to the full extent permitted by law. (Section 5.2 of each indenture).

The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of all outstanding securities of that series. (Section 5.13 of each indenture).

We must file annually with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 12.2 of each indenture).

Subject to provisions in the applicable indenture relating to its duties in case of default, the trustee is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee reasonable security or indemnity. (Section 6.3 of each indenture).

Subject to indemnification requirements and other limitations set forth in the applicable indenture, if any event of default has occurred, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of each indenture).

Defeasance; Satisfaction and Discharge

Legal or Covenant Defeasance. Each indenture provides that we may be discharged from our obligations with respect to the debt securities of any series, as described below. These provisions will apply only to any registered securities denominated and payable in U.S. dollars, unless otherwise specified in a prospectus supplement. The prospectus supplement will describe any defeasance provisions that apply to other types of debt securities. (Section 15.1 of each indenture).

At our option, we may choose one of the following alternatives:

•	We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as “legal defeasance.”

•	Alternatively, we may decide not to comply with the covenants described under the headings “—Limitations on Liens,” “—Limitations on Sale and Leaseback” and certain covenants described under “—Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” and any additional covenants which may be set forth in the applicable prospectus supplement. Any noncompliance with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as “covenant defeasance.”

In either case, we will be discharged from our obligations if we deposit with the trustee, in trust, sufficient money and/or U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants, to pay principal, including any mandatory sinking fund payments, any premium, and interest on the debt securities of that series on the maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel or an Internal Revenue Service ruling which provides that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 15.2 of each indenture).

In addition, with respect to the subordinated indenture, in order to be discharged, no event or condition shall exist that, pursuant to certain provisions described under “—Subordination of the subordinated debt securities” above, would prevent us from making payments of principal of, and any premium and interest on subordinated debt securities and coupons at the date of the irrevocable deposit referred to above. (Section 15.2 of the subordinated indenture).

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series on the dates installments of interest or principal are due but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“U.S. Government Obligations” generally means securities which are (1) direct obligations of the United States backed by its full faith and credit, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include certain depository receipts. (Section 15.2 of each indenture).

We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option. (Section 15.2 of each indenture).

There may be additional provisions relating to defeasance which we will describe in the applicable prospectus supplement. (Section 15.1 of each indenture).

Conversion or Exchange

Any series of the debt securities may be convertible or exchangeable into common or preferred stock or other debt securities registered under the registration statement relating to this prospectus or other property or securities of us or other securities or property of another issuer. The specific terms and conditions on which such debt securities may be so converted or exchanged will be set forth in the applicable prospectus supplement. Those terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, whether we have an option to convert debt securities into cash, rather than common stock, and provisions under which the number of shares of common or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement. (Sections 3.1 and 16.1 of each indenture).

Notices to Registered Holders

Notices to registered holders of debt securities will be sent by mail to the addresses of those holders as they appear in the security register. (Section 1.5 of each indenture).

Replacement of Securities

We will replace any mutilated debt security at the expense of the holder upon surrender of the mutilated debt security to the trustee in the circumstances described in the indenture. We will replace debt securities that are destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft of the debt securities satisfactory to us and to the trustee in the circumstances described in the indenture. In the case of a destroyed, lost or stolen debt security, an indemnity satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement debt security will be issued. (Section 3.6 of each indenture).

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 1.11 of each indenture).

Regarding the Trustee

We expect JPMorgan Chase Bank, N.A., to act as trustee under the senior indenture. We may designate the trustee under the senior and subordinated indentures in a prospectus supplement at various times. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. (Section 1.1 of each indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of each indenture).

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, or in an applicable prospectus supplement, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture. (Sections 1.1 and 6.10 of each indenture).

Global Debt Securities

Unless we specify otherwise in a prospectus supplement for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form and will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities will be registered in the name of the depositary or its nominee, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

Special Investor Considerations for Global Securities. Under the terms of the indentures, our obligations with respect to the debt securities, as well as the obligations of each trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Neither we nor the trustees have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustees supervise the depositary in any way.

Special Situations When the Global Security Will Be Terminated. In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.

The special situations where a global security is terminated are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

•	when an event of default on the debt securities has occurred and has not been cured; or

•	when and if we decide (subject to the procedures of the depositary) to terminate a global security. (Section 3.4 of each indenture).

A prospectus supplement may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

The Depository Trust Company. Unless otherwise indicated in the prospectus supplement, The Depository Trust Company, or DTC, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each debt security, each in the aggregate principal amount of such security and will be deposited with DTC.

Purchases of debt securities under the DTC system must be made by or through participants (for example, your broker) who will receive credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the records of the participant. Beneficial owners of the debt securities will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants and by participants to beneficial owners will be governed by arrangements among them, subject to statutory or regulatory requirements as may be in effect from time to time.

Proceeds, distributions or other payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not DTC, or Leggett & Platt, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, certificates representing the debt securities are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor depository. In that event, certificates representing the debt securities will be printed and delivered.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by a number of participants of DTC and members of the national Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of Preferred Stock without par value, of which 1,000,000 shares of preferred stock have been designated as Series A Junior Participating Preferred Stock. As of February 15, 2005 there were 190,843,785 shares of common stock and no shares of preferred stock outstanding. Under our restated articles of incorporation, without action by our shareholders, we may issue shares of common or preferred stock from time to time for such consideration in an amount which is not less than any applicable par value as determined by our board of directors and all of those shares will be deemed fully paid and nonassessable after payment for those shares.

The following is a summary of the material terms of our capital stock and certain provisions of our Restated Articles of Incorporation, as amended, and bylaws. It also summarizes some relevant provisions of the Missouri General and Business Corporation Law, which we refer to as Missouri law. Since the terms of our articles of incorporation, and bylaws, and Missouri law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC, as described under the heading “Where you can find more information” on page 2.

Common Stock

All of our outstanding shares of common stock are fully paid and nonassessable. Subject to the prior and superior rights of the holders of any shares of preferred stock, if any, holders of common stock are entitled to receive dividends as and when declared by our board of directors out of legally available funds, and, if we liquidate, dissolve, or wind up, to share ratably in all remaining assets after we pay liabilities. Except as required by law, each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors, and all shares of the corporation, including shares of preferred stock, will be voted as one class, except where specifically required by law to vote separately. Except as otherwise required by law, our articles of incorporation or our bylaws, the holders of a majority of the shares entitled to vote at any meeting of the shareholders, present in person or by proxy, constitutes a quorum and the act of the majority of that quorum is deemed the act of the shareholders. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or sinking fund provisions for the common stock.

Holders of shares of our common stock are entitled to have those shares redeemed under certain circumstances relating to a tender offer by a person who is or will become a beneficial holder of more than 50% of our common stock. In sum, our shares will be subject to redemption in the event that any person (including any individual, entity or group acting together) who

•	beneficially owns, directly or indirectly, more than 50% of the outstanding shares of our common stock becomes the beneficial owner (as defined in our articles of incorporation), directly or indirectly, of any additional shares of our common stock pursuant to a tender offer opposed by our board of directors either by public announcement or notice to our shareholders or

•	who becomes the beneficial owner (as defined in our articles of incorporation), directly or indirectly, of more than 50% of the shares of our common stock outstanding and any such shares were acquired pursuant to a tender offer opposed by our board of directors either by public announcement or notice to our shareholders (each such beneficial owner described in these two bullets is referred to as an “Acquiring Person”).

Not later than 20 days following the date on which we receive reasonable notice that any person has become an Acquiring Person, we will give written notice to each holder of record of shares of our common stock or securities or rights convertible into or exercisable for shares of our common stock immediately or within 45 days and will advise all such holders of the right to have shares of common stock redeemed and the procedure for such redemption. If we fail to give the required notice, any holder entitled to such notice may follow a procedure to require us to give such notice.

In the event that the redemption right applies, each holder of shares of our common stock and each holder of securities or other rights convertible into or exercisable for shares of our common stock, other than the Acquiring Person or any transferee of the Acquiring Person, will have the right until and including the 45th day following the date the notice is mailed to have the shares of common stock, including any common stock into which securities or other rights would convert, redeemed by us.

The applicable redemption price generally will be the higher of:

•

the highest price paid by the Acquiring Person, including any commissions paid to brokers or dealers for solicitation or other services, including the value of any non-cash consideration as determined by our board of directors, for any shares of common stock pursuant to a tender offer that was made at any time by the Acquiring Person and was opposed by our board; or

•	the highest market price per common share on a specified record date. For this purpose, the price on such date will be the highest sale price per common share traded on the New York Stock Exchange or other national securities exchange on that date or, if our common shares are not then traded on a national securities exchange, the mean of the highest bid and highest asked prices per common share quoted in the National Association of Securities Dealers Automated Quotation System on that date.

Redeeming shareholders will be required to follow a redemption procedure, including depositing shares for redemption with a redemption agent. We will redeem all shares entitled to redemption allowable under Missouri law on a pro rata basis, except that no fractional shares will be redeemed. Our redemption agent will pay out cash for the shares redeemed on a pro rata basis. If insufficient cash in available within 30 days of the last day to deposit shares, then each holder who did not receive the full redemption price will be entitled to receive interest at the rate of 18% per annum or the highest rate allowed by law, whichever is less, until the redemption price is paid in full.

We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange. UMB Bank, Kansas City, Missouri, is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “LEG.” We are entitled to treat the person in whose name any share, right or option is registered as the owner thereof for all purposes and are not bound to recognize any equitable or other claim, except as otherwise required by law.

Equity Compensation Plans and Outstanding Options and Rights

As of December 31, 2004, we had 8,399,689 shares available for future issuance under equity compensation plans and 13,254,025 shares to be issued under outstanding options and rights.

1989 Flexible Stock Plan. Our 1989 Flexible Stock Plan is an omnibus plan that allows for the grant of various types of equity awards, including options, stock units convertible to common stock and restricted stock. As of December 31, 2004, we had outstanding options relating to 11,417,164 shares of common, stock units convertible into 897,818 shares of common stock under our Executive Stock Unit Program and stock units convertible into 855,927 shares of common stock under the Executive Deferred Stock Program. On December 31, 2004, 4,029,454 shares were available for issuance under this plan.

Director Stock Option Plan. All options under this plan are granted in lieu of cash compensation otherwise payable to non-employee directors. The options are granted at a 50% discount to the market value of our common stock on the date of grant and have a 15-year term. As of December 31, 2004, options relating to 83,116 shares of common stock were outstanding under this plan. In December 1994, the Compensation Committee of our Board of Directors determined that no future awards would be granted under this plan.

1989 Discount Stock Plan. Our 1989 Discount Stock Plan is an Internal Revenue Code Section 423 employee stock purchase plan which provides our employees with an opportunity to purchase common stock at a discount through payroll deductions. As of December 31, 2004, 4,370,235 shares were available for issuance under this plan.

Preferred Stock

Our articles of incorporation vest our board of directors with authority to issue up to 100,000,000 shares of preferred stock, no par value per share, from time to time in one or more classes and one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Our board of directors is authorized to fix or determine:

•	the specific designation of the shares of the series;

•	the consideration for which the shares of the series are to be issued;

•	the voting rights appertaining to shares of preferred stock;

•	the rate and conditions, if any, under which, dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative;

•	the price or prices, times, terms and conditions, if any, upon which the shares of the series may be redeemed;

•	the rights, if any, which the holders of shares of the series have in the event of our liquidation, dissolution or winding up of our affairs;

•	the rights, if any, of holders of a series of preferred stock to convert or exchange such shares for shares of any other class or series of capital stock of us or any other corporation, including the determination of the price or prices or the rate or rates applicable to such right to convert or exchange and the adjustment thereof, the time or times during which the rights to convert or exchange will be applicable and the time or times during which a particular price or rate will be applicable; and

•	any other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.

Before we issue any shares of preferred stock of any class or series, a certificate setting forth a copy of the resolution or resolutions of the board of directors, fixing the voting power, designations, preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, appertaining to the shares of preferred stock of such class or series, and the number of shares of preferred stock of such class or series, authorized by the board of directors to be issued will be made and filed in accordance with applicable law. We will describe in the applicable prospectus supplement for any series of preferred stock any sinking fund provisions or any restrictions on the repurchase or redemption of shares while there is any arrearage in the payment of dividends or sinking fund installments.

Generally, all shares of the same series of preferred stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in our articles of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our articles of incorporation to increase or decrease the number of authorized shares of preferred stock.

Our board of directors could, without further vote of the shareholders, use preferred stock to discourage, delay or prevent a change in control or to make the removal of management more difficult. Our board has no current plans, agreements or commitments to issue any shares of preferred stock. The existence of the blank check preferred stock, however, could adversely affect the market price of our common stock. Before we issue any shares of preferred stock of any class or series, a certificate setting forth a copy of the resolution or resolutions of the board of directors, fixing the voting power, designations, preferences, the relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions, if any, appertaining to the shares of preferred stock of such class or series, and the number of shares of preferred stock of such class or series, authorized by the board of directors to be issued will be made and filed in accordance with applicable law. We will describe in the applicable prospectus supplement for any series of preferred stock any sinking fund provisions or any restrictions on the repurchase or redemption of shares while there is any arrearage in the payment of dividends or sinking fund installments.

The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. If so indicated in the prospectus supplement and if permitted by the articles of incorporation and by law, the terms of any such series may differ from the terms set forth herein. That prospectus supplement may not restate the amendment to our articles of incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in this prospectus or in the prospectus supplement, will define many of your rights as a holder of preferred stock. The certificate of amendment to our articles of incorporation or board resolution will be filed with the SEC.

Dividend Rights. One or more series of preferred stock may be preferred as to payment of dividends over our common stock or any other junior ranking stock as to dividends. In that case, before any dividends or distributions on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, are declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock entitled to cumulative dividends, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest.

Rights upon Liquidation. The preferred stock may be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution of assets, as to our assets so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock may not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets may be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

Redemption. All shares of any series of preferred stock will be redeemable, if at all, to the extent set forth in the prospectus supplement relating to the series.

Conversion or Exchange. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or other securities, if at all, to the extent set forth in the applicable prospectus supplement.

Preemptive Rights. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Voting Rights. Except as indicated in the applicable prospectus supplement, the holders of voting preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. Except as otherwise provided in the amendment to our articles of incorporation or the directors resolution that creates a specified class of preferred stock, the holders of common stock and the holders of all series of preferred stock will vote together as one class. In addition, currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matters submitted to the shareholders, amendments to the articles of incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

•	increase or decrease the aggregate number or par value of authorized shares of the class or series;

•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

A substantial portion of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors.

As described under “Description of depositary shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest, to be specified in the applicable prospectus supplement for the particular series of the preferred stock, in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of us through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of Leggett & Platt pursuant to the operation of the rights plan or otherwise. See also “—Certain charter and bylaw provisions” below.

Preferred Share Purchase Rights and Series A Junior Participating Preferred Stock

On November 11, 1998, our board of directors adopted a shareholders’ rights plan. The rights plan was implemented by distributing one preferred share purchase right for each outstanding share of our common stock held of record as of February 15, 1998, and directing the issuance of one preferred share purchase right with respect to each share of our common stock that shall become outstanding thereafter until the rights become exercisable or they expire as described below. Each right initially entitles holders of our common stock to buy one one-hundredth of a share of our Series A Junior Participating Preferred Stock at a price of $105.00, subject to adjustment. The rights will generally become exercisable after a person or group acquires beneficial ownership of 20% or more of our common stock or announces a tender or exchange offer, upon the consummation of which such person or group would own 20% or more of our common stock, in each case, without the prior written consent of our board of directors.

Shares of Series A Junior Participating Preferred Stock purchasable upon exercise of the rights will not be redeemable and will be junior to any other series of our preferred stock (unless otherwise provided in the terms of such stock). Each share of Series A Junior Participating Preferred Stock will have a preferential dividend in an amount equal to 100 times any dividend declared on each share of common stock. In the event of liquidation, the holders of the Series A Junior Participating Preferred Stock will receive a preferred liquidation payment equal to the greater of $100 and 100 times the payment made per share of common stock. Each share of Series A Junior Participating Preferred Stock will have 100 votes, voting together with the common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Series A Junior Participating Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of common stock. The rights of the Series A Junior Participating Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions. Because of the nature of the Series A Junior Participating Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Series A Junior Participating Preferred Stock purchasable upon exercise of each right should approximate the value of one share of common stock.

If any person or group becomes the owner of 20% or more of our common stock without the prior written consent of our board of directors, then, in lieu of the right to purchase Series A preferred stock, each right will thereafter entitle its holder (other than an acquiring person or member of an acquiring group) to purchase shares of our common stock in an amount equal to the exercise price of one one-hundredth of a share of the preferred stock, divided by 50% of the then-current market price of one share of common stock, or, in the discretion of our board of directors under specified conditions, to exchange such right for one share of our common stock.

In addition, if we are acquired in a merger or other business combination transaction, or sell 20% or more of our assets or earnings power then, in lieu of the right to purchase Series A preferred stock, each right will thereafter generally entitle its holder to purchase common shares of the acquiring company using the same formula as for our common stock. The rights expire in February 2009 unless earlier redeemed, exchanged or terminated. At the option of our Board of Directors, we generally may amend the rights or redeem the rights at $0.005 per right at any time prior to the time a person or group has acquired 20% of our common stock without obtaining the prior written consent of our board of directors.

The form of Rights Agreement between us and the Rights Agent specifying the terms of the rights, which includes as Exhibit B thereto the form of Right Certificate, is attached as Exhibit 4 to the Current Report on Form 8-K filed by us on December 1, 1998 and is incorporated herein by reference. The foregoing description of the rights does not purport to be complete and is qualified in its entirety by reference to the form of Rights Agreement (and the exhibits thereto). Since the terms of our Rights Agreement are more detailed than the general information provided above, you should only rely on the actual provisions of that document. If you would like to read that document, it is on file with the SEC, as described under the heading “Where you can find more information” on page 2.

Certain Charter and Bylaw Provisions

Our articles of incorporation and bylaws:

•	limit the right of shareholders to remove directors or change the size of the board of directors;

•	limit the right of shareholders to fill vacancies on the board of directors;

•	limit the right of shareholders to call a special meeting of shareholders or propose other actions;

•	require unanimity for shareholders to act by written consent, in accordance with Missouri law;

•	require a higher percentage vote of shareholders than would otherwise be required under Missouri law to enter into certain transactions and to amend, alter, change, or repeal some of the provisions of our articles of incorporation;

•	provide that the bylaws may be amended by our board of directors; and

•	authorize the issuance of preferred stock with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such rights as may be specified by our board of directors, without shareholder approval.

Our articles of incorporation restrict the ability of our shareholders to amend our bylaws. These provisions may discourage certain types of transactions that involve an actual or threatened change of control of us. Since the terms of our articles of incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our articles of incorporation and bylaws. If you would like to read our articles of incorporation and bylaws, they are on file with the SEC or you may request a copy from us.

Size of Board

Our articles of incorporation provide that the number of directors to constitute the board of directors will be fixed by, or in the manner provided in, our bylaws, but that the number of directors may not be less than three. Our bylaws provide for a board of directors of at least three directors but not more than fifteen members and permit the board of directors to increase or decrease the number of directors. In accordance with our bylaws, our board of directors has fixed the number of directors at eleven. The directors are elected at the annual meeting of shareholders, except as otherwise provided in our bylaws.

Election of Directors

In order for one of our shareholders to nominate a candidate for director, our bylaws require that, among other things, such shareholder give timely notice to us in advance of the meeting. Ordinarily, the shareholder must give notice at least 100 days but not more than 150 days prior to the first anniversary of the prior year’s annual meeting, but if no annual meeting was held in the previous year or if the date of the annual meeting is moved by more than 30 days from such anniversary date, notice must be received not later than the later of the 100th day prior to such annual meeting or the tenth day following the public announcement of such meeting. For special meetings where our board has determined that directors will be elected, the shareholder must give notice not later than the later of the 100th day prior to such meeting or the tenth day following the public announcement of such meeting. The notice must describe various matters regarding the nominee and the shareholder, including the name, address, shares held and nominee’s occupation. Our bylaws do not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then outstanding shares of common stock can elect all the directors of the class then being elected at that meeting of shareholders.

Removal of Directors

Missouri law provides that, unless a corporation’s articles of incorporation or bylaws provide otherwise, the holders of a majority of the corporation’s voting stock may remove, with or without cause, any director from office. Our bylaws provide that shareholders may remove a director only “for cause” and with the approval of the holders of a majority of our voting stock at any duly constituted meeting of the shareholders called for the purpose of removing any directors or directors.

Filling Vacancies

Missouri law further provides that, unless a corporation’s articles of incorporation or bylaws provide otherwise, all vacancies on a corporation’s board of directors, including any vacancies resulting from an increase in the number of directors, may be filled by the vote of a majority of the remaining directors even if that number is less than a quorum. Our bylaws also include this provision.

Limitations on Shareholder Action by Written Consent

Missouri law provides that any action by written consent of shareholders in lieu of a meeting must be unanimous.

Limitations on Proposals of Other Business

In order for a shareholder to bring a proposal before our annual shareholder meeting, among other things, our bylaws require that the shareholder give timely notice to us in advance of the meeting. Ordinarily, the shareholder must give notice at least 100 days but not more than 150 days prior to the first anniversary of the prior year’s annual meeting, but if no annual meeting was held in the previous year or if the date of the annual meeting is moved by more than 30 days from such anniversary date, notice must be received not later than the later of the 100th day prior to such annual meeting or the tenth day following the public announcement of such meeting. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters.

We may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Limitations on Calling Shareholder Meetings

Under our bylaws, our board of directors, our chairman of the board, our chief executive officer or our president may call a special meeting of shareholders. In addition, shareholders holding not less than two-thirds of all issued and outstanding shares entitled to vote may call a special meeting of shareholders by providing notice to our secretary signed by the requisite holders which sets forth the information required above relating to proposals. Our secretary will call a special meeting not later than 90 days after receipt of that shareholder notice for the conduct of only the matters stated in the notice.

Shareholder Voting Requirements for Mergers and Certain Other Transactions

Under our articles of incorporation, the affirmative vote of the holders of at least two-thirds of our outstanding shares entitled to vote is required for the approval of

•	any merger or consolidation of us with or into any other corporation or entity;

•	any sale, lease or exchange or other disposition (other than by mortgage, deed of trust or pledge), of all, or substantially all, property and assets, with or without the goodwill, of us, if not made in the usual and regular course of our business; or

•	any plan or agreement relating to any transaction or agreement described above.

Restrictions in Our Articles of Incorporation on Certain Business Combinations

Our articles of incorporation contain a restriction on transactions defined as “business combinations.” Under our articles of incorporation, no “business combination” may be consummated without first being approved by the affirmative vote of 95% of our then outstanding voting stock, voting together as one class, except as described below. This approval requirement is in addition to any other requirement of law, our articles of incorporation and our bylaws.

Our articles of incorporation generally define a “business combination” as:

•	any merger, consolidation of us or any subsidiary of us with any “interested shareholder” or any affiliate of an interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any interested shareholder or any affiliate or any interested shareholder of any assets of us or any subsidiary of us generally having an aggregate fair market value of $5 million or more; or

•	any issuance or transfer by us or any subsidiary of us (in one transaction or a series of transactions) of any securities to any interested shareholder or any affiliate of any interested shareholder in exchange for cash, securities or other property (or a combination thereof) generally having an aggregate fair market value of $5 million or more; or

•	the adoption of any plan or proposal for our liquidation or dissolution at any time during which there exists an interested shareholder; or

•

any reclassification of securities (including any reverse stock split), or recapitalization of us, or any merger or consolidation of us with any of our subsidiaries or any other transaction (whether or not with or into or otherwise involving an interested shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of our voting stock which are beneficially owned by any interested shareholder or any affiliate of any interested shareholder.

Our articles of incorporation generally define an “interested shareholder” as any person, including individuals, entities or a group acting together, which, together with his or her affiliates and associates, generally owns, controls or has the right to vote or has the right to acquire 10% or more of any class of our voting stock, excluding us, our subsidiaries and any fiduciary or trustee for the employees of us or our subsidiaries acting pursuant to any benefit plan or arrangement.

The 95% vote requirement does not apply to a business combinations that:

•	has been approved by a majority of our continuing directors, which generally include our directors as of May 9, 1984 and any successors of such members whose nomination or election was approved by the affirmative vote of a majority of our then continuing directors; or

•	satisfies certain detailed fairness and procedural requirements, including the amount and type of consideration to be paid.

Amendment to Certain Provisions of our Articles and Bylaws

Missouri law generally provides that the power to make, alter, amend or repeal bylaws is vested in the shareholders, unless and to the extent that such power is vested in the board of directors by the articles of incorporation. Our articles of incorporation and our bylaws provide that our bylaws generally may be amended by our board of directors. Generally, amendments to our articles of incorporation must be approved by the vote of a majority of our outstanding shares entitled to vote, unless any class of shares is entitled to vote as a class, in which event the proposed amendment must be adopted by a majority of the outstanding shares of each class of shares entitled to vote as a class and of the total shares entitled to vote.

Amendments to certain provisions of our articles of incorporation and bylaws are subject to additional restrictions as follows:

•	Amendments to the provisions of our articles of incorporation providing for the redemption of our common stock in certain circumstances requires the affirmative vote of the holders of at least 85% of our outstanding common stock.

•	Amendments to the provisions of our articles of incorporation relating to mergers and certain other transactions requires the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote.

•	Amendments to the provisions of our articles of incorporation relating to business combinations requires the affirmative vote of the holders of 95% of our shares of voting stock, voting together as a single class (60% if no interested shareholder exists), as such terms are defined in our articles of incorporation.

In addition, our articles of incorporation provide additional protections for certain of our bylaws, called “protected bylaws.” Regardless of any other lesser percentage that may be required, no protected bylaw may be amended or repealed and no provision of our bylaws or articles of incorporation inconsistent with a protected bylaw may be adopted at any time there exists a “substantial shareholder” without first obtaining the approval of either:

•	80% or more of our then outstanding voting stock voting together as a single class; or

•	a majority of all of our continuing directors, which generally include our directors as of May 7, 1986 and any successors of such members whose nomination or election was approved by the affirmative vote of a majority of our then continuing directors.

Our articles of incorporation generally define a “substantial shareholder” as any person, including individuals, entities or a group acting together, which, together with his or her affiliates and associates, which generally owns, controls or has the right to vote of 20% or more of any class of our voting stock, excluding us, our subsidiaries and any fiduciary or trustee for the employees of us or our subsidiaries acting pursuant to any benefit plan or arrangement.

A protected bylaw is any bylaw that is designated as such by a resolution adopted by our board of directors. Bylaws relating to the following matters are considered “protected bylaws”:

•	Annual and special shareholder meetings and related procedural matters, including our quorum requirement and the prohibition on cumulative voting (Sections 1.1, 1.2, 1.3, 1.4, 1.6 and 1.7 of our bylaws);

•	The number directors, qualifications of directors, removal of directors, procedures relating to shareholder nominations of directors, procedures relating to the calling of directors’ meeting and rules regarding board committees (Sections 2.1, 2.2, 2.3, 2.4 and 2.6 of our bylaws);

•	Indemnification of directors, officers, employees and agents, including the advancement of expenses (Article 5 of our bylaws); and

•	Amendments of our bylaws by our board of directors (Section 6.6 of our bylaws).

To repeal, amend or adopt any provisions inconsistent with the provisions of our articles of incorporation which provide the additional restrictions relating to “protected bylaws” requires the affirmative vote of 80% of our voting stock voting together as a single class (60% if a substantial shareholder does not exist).

Anti-Takeover Effects of Provisions

The inability to vote shares cumulatively, the advance notice requirements for nominations, and the provisions in our articles of incorporation that limit the ability of shareholders to increase the size of our board or to remove directors and that permit the remaining directors to fill any vacancies on our board make it more difficult for shareholders to change the composition of our board.

The provisions of Missouri law and our bylaws which require unanimity for shareholder action by written consent gives all our shareholders entitled to vote on a proposed action the opportunity to participate in the action and prevents the holders of a majority of the voting power of Leggett & Platt from using the written consent procedure to take shareholder action. The bylaw provision requiring advance notice of other proposals may make it more difficult for shareholders to take action opposed by the board. Moreover, shareholders are restricted in forcing shareholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of shareholders. These provisions make it more difficult and time-consuming to obtain majority control of our board of directors or otherwise bring a matter before our shareholders without our board’s consent, and thus reduce our vulnerability to an unsolicited takeover proposal.

The supermajority vote requirements for some transactions or to amend some provisions of our articles of incorporation or bylaws may discourage some types of transactions that involve an actual or threatened change in control of us. We believe these provisions enable us to develop our business in a manner which will foster its long-term growth, by reducing to the extent practicable the threat of a takeover not in the best interests of us and our shareholders and the potential disruption entailed by the threat. On the other hand, these provisions may adversely affect the ability of shareholders to influence our governance and the possibility that shareholders would receive a premium above market price for their securities from a potential acquirer who is unfriendly to management.

Missouri Statutory Provisions

Missouri law also contains certain provisions which, subject to jurisdictional applicability, may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

Business Combination Statute

Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board of directors on or before the date the interested shareholder obtains such status.

The statute also prohibits business combinations after the five-year period following the transaction in which the person becomes an interested shareholder unless the business combination or purchase of stock prior to becoming an interested shareholder is approved by our board of directors prior to the date the interested shareholder obtains such status;

The statute also provides that, after the expiration of such five-year period, business combinations are prohibited unless:

•	the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, or any affiliate or associate of such interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that generally increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition Statute

Missouri also has a “control share acquisition statute.” This statute may limit the rights of a shareholder to vote some or all of his or her shares. Generally, a shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him or her, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), will lose the right to vote some or all of his or her shares in excess of such percentage unless the shareholders approve the acquisition of such shares.

In order for the shareholders to grant approval, the acquiring shareholder must meet certain disclosure requirements specified in the statute. In addition, a majority of the outstanding shares entitled to vote must approve the acquisition. Furthermore, a majority of the outstanding shares entitled to vote, but excluding all interested shares, such as shares held by the acquiring shareholder or employee directors and officers, must approve the acquisition.

Not all acquisitions of shares constitute control share acquisitions. The following acquisitions do not constitute control share acquisitions:

•	good faith gifts;

•	transfers in accordance with wills or the laws of descent of distribution;

•	purchases made in connection with an issuance by us;

•	purchases by any compensation or benefit plan;

•	the conversion of debt securities;

•	acquisitions pursuant to a binding contract whereby the holders of shares representing at least two-thirds of our voting power agree to sell their shares to the acquirer, provided that such holders act simultaneously and the transaction is not pursuant to or in connection with a tender offer;

•	acquisitions pursuant to the satisfaction of a pledge or other security interest created in good faith;

•	mergers involving us which satisfy other specified requirements of the General and Business Corporation Law of Missouri;

•	transactions with a person who owned a majority of our voting power within the prior year, or

•	purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder prior to the sale.

A Missouri corporation may opt out of coverage by the control share acquisition statute by including a provision to that effect in its governing corporate documents. We have not opted out of coverage of the statute.

Takeover Bid Disclosure Statute

Missouri’s “take-over bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file specified disclosure materials with the Commissioner of the Missouri Department of Securities.

DESCRIPTION OF DEPOSITARY SHARES

The description of certain provisions of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not restate those agreements and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as a holder of the depositary shares. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock, which will be filed with the SEC promptly after the offering of that series of preferred stock and will be available as described under the heading “Where you can find more information” on page 2.

General

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. As of the date of this prospectus, there are no depositary shares outstanding.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Subject to the provisions of the deposit agreement, whenever

•	any cash dividend or other cash distribution becomes payable,

•	any distribution other than cash is made,

•	any rights, preferences or privileges are offered with respect to the preferred stock,

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or

•	the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock, the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “—Amendment and termination of the deposit agreement” above.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under separate warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. As of the date of this prospectus, there are no warrants outstanding.

We will distribute a prospectus supplement relating to any warrants we are offering. The prospectus supplement will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	terms relating to the currency or currencies, in which the prices of the warrants may be payable;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, terms relating to the currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; any terms relating to the modification of the warrants;

•	a discussion of material federal income tax considerations, if applicable;

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities, common stock or preferred stock will not be exercisable until at least one year from the date of sale of the warrant.

The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where you can find more information” on page 2.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number of debt securities, shares of our common stock, preferred stock or depositary shares or warrants at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts, which may or may not be unsecured. As of the date of this prospectus, there are no purchase contracts outstanding.

The prospectus supplement relating to any purchase contracts we are offering will describe the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount a holder will be obligated to pay in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants or the formula to determine such amount.

•	the settlement date or dates on which the holder will be obligated to purchase the securities. The prospectus supplement will specify whether certain events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

•	the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of a purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. Purchase contracts may include anti-dilution provisions to adjust the number of securities to be delivered upon the occurrence of specified events.

•	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations or government securities.

•	the terms of any pledge arrangement relating to any underlying securities.

•	the amount and terms of the contract fee, if any, that may be payable. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the purchase contracts. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of purchase contracts or purchase contract units and will be available as described under the heading “Where you can find more information” on page 2.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where you can find more information” on page 2.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•	through agents or dealers;

•	to or through underwriters;

•	directly by us to purchasers; or

•	through a combination of any of these methods.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may engage in at the market offerings of our common stock. An at the market offering is an offering of our common stock at other than a fixed price to or through a market maker. Under Rule 415(a)(4) of the Securities Act of 1933, the total value of at the market offerings made under this prospectus may not exceed 10% of the aggregate market value of our common stock held by non-affiliates. Any underwriter that we engage for an at the market offering would be named in a post-effective amendment to the registration statement of which this prospectus is a part.

Agents designated by us may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters’ compensation may be changed from time to time.

If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction, including any commissions, discounts or other compensation provided.

We may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and nature of the underwriters’ obligations in a post-effective amendment to the registration statement of which this prospectus is a part.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which such agents, underwriters and dealers may be required to make.

Each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any series of debt securities, preferred stock, depositary shares, warrants, purchase contracts or units on an exchange or in a market, but we will not be obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance as to the liquidity of the trading market for the securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

We may enter into derivative or other hedging transactions with third parties in privately negotiated transactions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

If an applicable prospectus supplement indicates, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Under agreements which may be entered into with us, we may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act. Remarketing firms may also be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

In connection with an offering of securities, underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. An over-allotment involves syndicate sales of securities in excess of the number of securities to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of some bids or purchases of securities made for the purpose of preventing or slowing a decline in the market price of the securities while the offering is in progress. In addition, the underwriters may impose penalty bids. A penalty bid is an arrangement permitting the representatives to reclaim the selling concession otherwise accruing to an underwriter or syndicate member in connection with an offering if the securities originally sold by that underwriter or syndicate member is purchased in a syndicate covering transaction and has therefore not been effectively placed by that underwriter or syndicate member.

Similar to other purchase transactions, these activities may have the effect of raising or maintaining the market price of the securities or preventing or slowing a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. In addition, a penalty bid may discourage the immediate resale of securities sold in this offering. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Ernest C. Jett, Senior Vice President, General Counsel and Secretary of Leggett & Platt, will issue an opinion about the legality of the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and units of Leggett & Platt under Missouri law. Mr. Jett is paid a salary and a bonus by Leggett & Platt, is a participant in various employee benefit plans offered by the company and owns and has options to purchase shares of common stock of the company.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. Other than the SEC registration fee, all the amounts listed are estimates.

SEC Registration Fee	$58,850
Accounting Fees and Expenses	12,000
Legal Fees and Expenses	175,000
Printing and Engraving Expenses	65,000
Trustee Fees	7,500
Rating Agency Fees	250,000
Miscellaneous Expenses	31,650

Total	$600,000

Item 15.	Indemnification of Officers and Directors.

The Registrant is a Missouri corporation. Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri (“GBCL”) provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.

Section 351.355(3) of the GBCL provides that, except as otherwise provided in the corporation’s articles of incorporation or the bylaws, to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred in connection with such action, suit or proceeding.

Section 351.355(5) of the GBCL provides that expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

Section 351.355(7) of the GBCL provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation’s articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Section of 351.355(8) of the GBCL provides that a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of that section. The insurance or other arrangement, including self-insurance, may be procured within the corporation or with any insurer or other person deemed appropriate by the board of directors. That section also provides that in the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

The Registrant’s restated articles of incorporation, as amended, and bylaws generally provide that each person who was or is a director or officer of the corporation shall be indemnified by the corporation as a matter of right to the fullest extent permitted or authorized by applicable law and as otherwise provided in its restated articles of incorporation. For this purpose, “applicable law” generally means Section 351.355 of GBCL, including any amendments since May 7, 1986, but only to the extent such amendment permits the corporation to provide broader indemnification rights. The Registrant’s bylaws also provide that each person who was or is an employee or agent of the corporation, or who was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise may, at the discretion of the board of directors, be indemnified by the corporation to the same extent as provided in the bylaws for directors and officers. The Registrant’s restated articles of incorporation also provide that the indemnification and other rights provided by the restated articles of incorporation will not be deemed exclusive of any other rights to which a director or officer may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding the office of director or officer, and the corporation is specifically authorized to provide such indemnification and other rights by any by-law, agreement, vote of shareholders or disinterested directors or otherwise. The Registrant has a similar provision in its bylaws.

The Registrant’s restated articles of incorporation provide that expenses incurred by any person who was or is a director or officer in defending generally any proceeding (including those by or in the right of the Registrant) shall be promptly advanced by the Registrant when so requested at any time, but only if the requesting person delivers to the Registrant an undertaking to repay to the Registrant all amounts so advanced if it should ultimately be determined that the requesting person is not entitled to be indemnified under the Registrant’s restated articles of incorporation, bylaws, state law or otherwise. The Registrant has a similar provision in its bylaws.

In addition, the Registrant has entered into indemnification agreements, approved by its shareholders, with its directors and certain executive officers. Pursuant to those agreements, the Registrant has agreed to indemnify and hold harmless each indemnitee to the fullest extent permitted or authorized by applicable law. For this purpose, “applicable law” generally means Section 351.355 of GBCL, including any amendments since May 7, 1986, but only to the extent such amendment permits the corporation to provide broader indemnification rights. In addition, the Registrant has agreed to further indemnify and hold harmless each such party who was or is a party or is threatened to be made party to any proceeding, including any proceeding by or in the right of the Registrant, by reason of the fact that the indemnitee is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request or on the behalf of the Registrant as a director, officer, employee or agent of another enterprise or by reason of anything done or not done by him in any such capacities. However, under these agreements, the Registrant will not provide indemnification: (i) for amounts indemnified by the Registrant outside of the agreement or paid pursuant to insurance; (ii) in respect of remuneration paid to indemnitee if determined finally that such remuneration was in violation of law; (iii) on account of any suit for any accounting of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of any federal, state or local law; (iv) on account of indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (v) if a final adjudication shall determine that such indemnification is not lawful.

The Registrant’s restated articles of incorporation, provides that the corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability. The Registrant insures its directors and officers against certain liabilities and has insurance against certain payments which it may be obliged to make to such persons under the indemnification provisions of its restated articles of incorporation. This insurance may provide broader coverage for such individuals than may be required by the provisions of the restated articles of incorporation.

In the Distribution Agreement, a form which is filed as Exhibit 1.7 hereto, the agents will agree to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Registrant within the meaning of the Securities Act of 1933, against certain liabilities.

The foregoing represents a summary of the general effect of the indemnification provisions of the GBCL, the restated articles of incorporation, the restated bylaws and such agreements and insurance. Additional information regarding indemnification of directors and officers can be found in Section 351.355 of the GBCL, the restated articles of incorporation, the restated bylaws the any pertinent agreements.

Item 16.	Exhibits

(a)	Exhibits

1.1	Form of Underwriting Agreement (Debt).*

1.2	Form of Underwriting Agreement (Equity or Depositary Shares).*

1.3	Form of Underwriting Agreement (Preferred Securities).*

1.4	Form of Underwriting Agreement (Purchase Contracts).*

1.5	Form of Underwriting Agreement (Units).*

1.6	Form of Underwriting Agreement (Warrants).*

1.7	Form of Distribution Agreement, among the Company and certain agents relating to the sale of medium-term notes.†

3.1	Restated Articles of Incorporation of the Company as of May 13, 1987; Amendment, dated May 12, 1993; Amendment, dated May 12, 1999, filed on March 11, 2004 as exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, is incorporated by reference
(SEC File No. 001-07845).

3.2	Bylaws of the Company as amended through February 24, 2005, filed February 28, 2005 as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, is incorporated by reference (SEC File No. 001-07845).

4.1	Form of Senior Indenture to be entered into between the Company and JPMorgan Chase Bank, N.A., as Trustee.†

4.2	Form of Subordinated Indenture to be entered into between the Company and the Subordinated Indenture Trustee.†

4.3	Form of Purchase Contract Agreement and Units (including form of related security certificate).*

4.4	Form of Pledge Agreement for Purchase Contract and Units.*

4.5	Form of Senior Debt Security.*

4.6	Form of Subordinated Debt Security.*

4.7	Form of Fixed Rate Note.*

4.8	Form of Floating Rate Note.*

4.9	Form of Preferred Stock—Any amendment to the Company’s Restated Articles of Incorporation, as amended, or certificate of designation, authorizing the creation of any series of Preferred Stock or Depositary Shares representing such shares of Preferred Stock setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.*

4.10	Form of Deposit Agreement for Depositary Shares (including form of depositary receipt).*

4.11	Form of Warrant Agreement of Registrant (including form of warrant certificate).*

4.12	Form of Unit Agreement of Registrant (including form of unit certificate).*

4.13	Article III of the Company’s Restated Articles of Incorporation, as amended, filed as Exhibit 3.1 hereto, is incorporated by reference.

4.14	Rights Agreement effective February 15, 1999 between the Company and UMB Bank, N.A., as successor Rights Agent to ChaseMellon Shareholder Services, LLC, pertaining to preferred stock rights distributed by the Company, filed December 1, 1998 as Exhibit 4 to the Company’s Form 8-K, is incorporated by reference (SEC File No. 001-07845).

5.1	Opinion of Ernest C. Jett, Senior Vice President, General Counsel and Secretary of the Company.

8.1	Opinion of Bryan Cave LLP as to certain tax matters.†

12.1	Computation of Ratio of Earnings to Fixed Charges, filed as exhibit 12.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, is incorporated by reference (SEC File No. 001-07845).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Ernest C. Jett (contained in Exhibit 5.1).

23.3	Consent of Bryan Cave LLP (contained in Exhibit 8.1).

24.1	Power of Attorney.†

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., as Trustee under the Senior Indenture.†

25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Subordinated Trustee, as Trustee under the Subordinated Indenture.***

†	Previously filed.

*	Indicates document to be filed as an exhibit to a report on Form 8-K or Form 10-Q pursuant to Item 601 of Regulation S-K and incorporated herein by reference.

**	To be filed by amendment.

***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the”Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	If the securities registered are to be offered at competitive bidding, the undersigned Registrant hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(e)	The undersigned Registrant hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under subsection (a) of Section 310 of the Trust Indenture Act (the”Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carthage, State of Missouri, on the 7th day of April, 2005.

LEGGETT & PLATT, INCORPORATED

By:	/s/ MATTHEW C. FLANIGAN
Chief Financial Officer and Vice President

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities indicated on the 7th day of April, 2005.

Signature	Title

/s/ FELIX E. WRIGHT* Felix E. Wright	Chairman of the Board and Chief Executive Officer, Director (Principal Executive Officer)

/s/ MATTHEW C. FLANIGAN Matthew C. Flanigan	Chief Financial Officer (Principal Financial Officer)

/s/ WILLIAM S. WEIL * William S. Weil	Vice President—Accounting (Principal Accounting Officer)

/s/ RAYMOND E. BENTELE * Raymond E. Bentele	Director

/s/ RALPH W. CLARK * Ralph W. Clark	Director

Harry M. Cornell, Jr.	Director

/s/ ROBERT TED ENLOE, III * Robert Ted Enloe, III	Director

/s/ RICHARD T. FISHER * Richard T. Fisher	Director

/s/ KARL G. GLASSMAN * Karl G. Glassman	Director

/s/ DAVID S. HAFFNER * David S. Haffner	Director

/s/ JUDY C. ODOM * Judy C. Odom	Director

/s/ MAURICE E. PURNELL, JR.* Maurice E. Purnell, Jr.	Director

* By:	/s/ MATTHEW C. FLANIGAN Matthew C. Flanigan Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement (Debt).*

1.2	Form of Underwriting Agreement (Equity or Depositary Shares).*

1.3	Form of Underwriting Agreement (Preferred Securities).*

1.4	Form of Underwriting Agreement (Purchase Contracts).*

1.5	Form of Underwriting Agreement (Units).*

1.6	Form of Underwriting Agreement (Warrants).*

1.7	Form of Distribution Agreement, among the Company and certain agents relating to the sale of medium-term notes.†

3.1	Restated Articles of Incorporation of the Company as of May 13, 1987; Amendment, dated May 12, 1993; Amendment, dated May 12, 1999, filed on March 11, 2004 as exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, is incorporated by reference (SEC File No. 001-07845).

3.2	Bylaws of the Company as amended through February 24, 2005, filed February 28, 2005 as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, is incorporated by reference (SEC File No. 001-07845).

4.1	Form of Senior Indenture to be entered into between the Company and JPMorgan Chase Bank, N.A., as Trustee.†

4.2	Form of Subordinated Indenture to be entered into between the Company and the Subordinated Indenture Trustee.†

4.3	Form of Purchase Contract Agreement and Units (including form of related security certificate).*

4.4	Form of Pledge Agreement for Purchase Contract and Units.*

4.5	Form of Senior Debt Security.*

4.6	Form of Subordinated Debt Security.*

4.7	Form of Fixed Rate Note.*

4.8	Form of Floating Rate Note.*

4.9	Form of Preferred Stock—Any amendment to the Company’s Restated Articles of Incorporation, as amended, or certificate of designation, authorizing the creation of any series of Preferred Stock or Depositary Shares representing such shares of Preferred Stock setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.*

4.10	Form of Deposit Agreement for Depositary Shares (including form of depositary receipt).*

4.11	Form of Warrant Agreement of Registrant (including form of warrant certificate).*

4.12	Form of Unit Agreement of Registrant (including form of unit certificate).*

4.13	Article III of the Company’s Restated Articles of Incorporation, as amended, filed as Exhibit 3.1 hereto, is incorporated by reference.

4.14	Rights Agreement effective February 15, 1999 between the Company and UMB Bank, N.A., as successor Rights Agent to ChaseMellon Shareholder Services, LLC, pertaining to preferred stock rights distributed by the Company, filed December 1, 1998 as Exhibit 4 to the Company’s Form 8-K, is incorporated by reference (SEC File No. 001-07845).

5.1	Opinion of Ernest C. Jett, Senior Vice President, General Counsel and Secretary of the Company.

8.1	Opinion of Bryan Cave LLP as to certain tax matters.†

12.1	Computation of Ratio of Earnings to Fixed Charges, filed as exhibit 12.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, is incorporated by reference (SEC File No. 001-07845).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Ernest C. Jett (contained in Exhibit 5.1).

23.3	Consent of Bryan Cave LLP (contained in Exhibit 8.1).

24.1	Power of Attorney.†

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., as Trustee under the Senior Indenture.†

25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Subordinated Trustee, as Trustee under the Subordinated Indenture.***

†	Previously filed.

*	Indicates document to be filed as an exhibit to a report on Form 8-K or Form 10-Q pursuant to Item 601 of Regulation S-K and incorporated herein by reference.

**	To be filed by amendment.

***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.